                                 EXHIBIT 10.1
                                 ------------


                    AGREEMENT AND PLAN OF REORGANIZATION OF



                            KC WASTE SERVICES, INC.

                            CURBSIDE LEASING, INC.

                             WASTE SERVICES, INC.

                           N.Y. WASTE SERVICES, INC.

                           L.I. WASTE SERVICES, INC.

                        EASTERN WASTE OF NEW YORK, INC.

                          EASTERN WASTE OF L.I., INC.

                         EASTERN CONTAINER CORPORATION

                                      AND

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
RECITALS ..........................................................     1

ARTICLE I Reorganization; Closing..................................     1

ARTICLE II Representations and Warranties of the Sellers...........    11

ARTICLE III Representations and Warranties of Purchasers...........    21

ARTICLE IV Additional Agreements of Sellers........................    23

ARTICLE VI Conditions of Purchasers................................    28

ARTICLE VII Conditions of Sellers..................................    29

ARTICLE VIII Indemnification.......................................    31

ARTICLE IX Other Provisions........................................    36

                                   SCHEDULES

EXHIBIT "A"  ALLOCATION OF EESI STOCK

1.4          COMPANY DEBT

1.5(B)       VEHICLES

1.10(C)      OPINION OF PURCHASERS' COUNSEL

1.10(D)      EMPLOYMENT AGREEMENTS

1.10(F)      ASSIGNMENT AND ASSUMPTION AGREEMENT

1.11(A)      BILL OF SALE

1.11(C)      NON-COMPETE AGREEMENT

1.11(E)      OPINION OF SELLERS' COUNSEL

1.12(B)      ALLOCATION OF PURCHASE PRICE TO ASSETS

2.1          SUBSIDIARIES

2.2          CAPITAL STOCK

2.3          CONTRACTS, PERMITS, MORTGAGES AND MATERIAL DOCUMENTS

2.4(A)(II)   CONTAINERS

2.4(B)       PERSONAL PROPERTY EXCEPTIONS

2.5          CUSTOMERS

2.7          ADVERSE CHANGES

2.8(B)       ACCOUNTS RECEIVABLE

2.8(C)       ACCOUNTS PAYABLE

2.9(F)       COMPENSATION INCREASES

2.10         TAX STATUS OF COMPANIES

2.11         INSURANCE POLICIES, PERFORMANCE BONDS AND LETTERS OF CREDIT

2.12(A)      CONTRACTS WITH EMPLOYEES

2.12(B)      EMPLOYEES

2.12(C)      BENEFIT PLANS

2.13(A)      VIOLATIONS OF FEDERAL, STATE OR LOCAL LAW

2.13(B)      ENVIRONMENTAL VIOLATIONS

2.13(C)      LANDFILLS AND DISPOSAL FACILITIES

2.13(F)      LIST AND SYNOPSIS OF ALL LITIGATION

2.15         REQUIRED CONSENTS

2.18         RELATED PARTY TRANSACTIONS

7.3          GUARANTEES

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     This Agreement and Plan of Reorganization ("Agreement") is made as of October 23, 1996, by and among the individuals and entities set forth on the signature page under the heading "Shareholders"("Shareholders"), Waste Services, Inc. ("Waste"), N.Y. Waste, Inc. ("NY Waste"), L.I. Waste Services, Inc. ("LI Waste"), KC Waste Services, Inc. ("KC Waste") and Curbside Leasing, Inc. ("Curbside"), Eastern Environmental Services, Inc. ("EESI"), Eastern Waste of New York, Inc. ("EESI New York"), Eastern Waste of L.I., Inc. ("EESI LI") and Eastern Container Corporation ("EESI Container"). For purposes of this Agreement, EESI, EESI New York, EESI LI and EESI Container are collectively referred to as "Purchasers;" Waste, NY Waste, LI Waste, KC Waste, and Curbside are collectively referred to as the "Companies" and individually as a "Company;" and the Companies and the Shareholders are collectively referred to as the "Sellers."

                                   RECITALS
                                   --------

     Each of the individual Shareholders is the owner of the outstanding stock of KC Waste, and Curbside, as set forth on Exhibit "A" attached. WSI Holding Corporation is the owner of all the outstanding stock of Waste, NY Waste and LI Waste. The Companies are all New York corporations. The Companies are in the business of collecting, transporting, recycling and disposing of non-hazardous, commercial, industrial, and municipal solid waste ("Business").

     The parties hereto desire that substantially all of the assets of the Companies be acquired by EESI New York, EESI LI and EESI Container in exchange solely for the voting stock of EESI, the parent and sole shareholder of EESI New York, EESI LI and EESI Container, on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE I.
                            REORGANIZATION; CLOSING
                            -----------------------

     Section 1.1.   Incorporation of Recitals.  The recitals set forth above are
                    -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2.   Place for Closing.  Subject to Section 1.9 hereof, closing
                    -----------------
under this Agreement shall take place at the offices of Rivkin, Radler & Kremer, EAB Plaza, Uniondale, New York 11556-0111, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 1.3.   Agreement to Exchange Stock for Assets; Consideration.
                    -----------------------------------------------------

     (a) At the Closing, each of the Companies, as set forth in Section 1.5 below, shall transfer and deliver to each of the Purchasers, as set forth in
Section 1.5 below, the assets owned by each of the Companies other than the Excluded Assets, defined in Section 1.6, and EESI agrees to issue and deliver, in exchange for the assets, as consideration therefor shares of EESI's common stock ("EESI Stock"), calculated as set forth in Section 1.4 below, and the assumption by Purchasers of the Assumed Liabilities, as defined in Section 1.7. The EESI Stock shall be allocated and paid to each of the Companies as set forth on Exhibit "A" attached hereto.

     (b) In accordance with Section 1.4(a)(iii) of this Agreement, the dollar value of the EESI Stock to be delivered at Closing is being increased by the amount by which the accounts receivable of the Companies conveyed to the Purchasers at Closing, less the historic bad accounts receivable reserve of the Companies exceeds the accounts payable of the Companies, assumed by the Purchasers in accordance with this Agreement ("Accounts Receivable Payment"). The EESI Stock issued in the amount of the Accounts Receivable Payment shall be hereafter referred to as the "Additional Stock". One half of the Additional Stock shall be delivered to Robert M. Kramer & Associates P.C. in escrow ("Escrow Agent") to be held under the provisions of this Section 1.3(b) ("Escrow Stock"). On or before one hundred ninety five (195) days from the Closing Date, Purchasers will supply Companies and the Escrow Agent with an accounting of the accounts receivable of the Companies collected by the Purchasers within 180 days after the Closing and the accounts payable of the Companies paid by Purchasers within 180 days after Closing ("Receivable and Payable Statement"). Within ten days of Escrow Agent's receipt of the Receivable and Payable Statement, Escrow Agent, based on the Receivables and Payable Statement shall deliver to the Companies out of the Escrow Stock, an amount of EESI's common stock equal in value to the amount by which (i) the accounts receivable of the Companies collected by the Purchasers within 180 days after Closing plus $350,000 exceeded the accounts payable of the Companies paid by the Purchaser within 180 days after Closing, less (ii) 50% of the Accounts Receivable Payment. The EESI common stock delivered to Purchaser by Escrow Agent under this Section 1.3(b) shall be valued at a per-share value equal to the closing price of EESI's common stock as reported on the NASDAQ National Market on the day which is five (5) trading days prior to the Closing Date. The EESI Stock delivered by Escrow Agent shall be allocated and paid to each of the Companies as set forth on Exhibit "A" attached hereto. The Escrow Agent shall deliver to Purchaser for cancellation the Escrow Stock not required to be delivered to the Companies.

     Section 1.4.   Calculation of EESI Stock.  The dollar amount of the EESI
                    -------------------------
Stock to be delivered at Closing shall be calculated as set forth in this
Section 1.4(a) and paid in EESI Stock having the per-share value set forth in
Section 1.4(b) .

     (a) The EESI Stock to be delivered at Closing shall equal, in dollar value (based on the per share values set forth in Section 1.4(b) below), $26,859,615, increased and decreased as follows ("Dollar Value of the Purchase Price"):

          (i) decreased, by the principal owed, as of the Closing Date, by the Companies with respect to the debt, set forth on Schedule 1.4 ("Company Debt") (after the date of this Agreement, the Company Debt may increase, due to additional indebtedness incurred as allowed by
          Section 4.4 of this Agreement, or decrease, due to scheduled payments or pre-payments, as allowed by Section 4.4);

          (ii) increased, by an amount equal to one-half of any discount of the Company Debt which the holders of the Company Debt have agreed to accept in writing after the Closing Date in exchange for an accelerated payment of such Company Debt where EESI agrees to fund the accelerated payment (EESI agrees to pay accelerated payments which are payable in EESI's common stock valued at the market value of EESI's common stock at the time of issuance, as listed on the NASDAQ National Market and provided the accelerated payment will achieve a ten percent or more discount of the Company Debt being prepaid); and

          (iii) increased, by the amount by which the accounts receivable of the Companies conveyed to the Purchasers at Closing, less the historic bad accounts receivable reserve of the Companies, exceeds the accounts payable of the Companies, assumed by the Purchasers in accordance with this Agreement.

     (b) The per-share values used to calculate the amount of the EESI Stock to be paid to the Companies shall be as follows:

          (i) Seven Dollars and Fifty Cents per Share ($7.50) for an amount of the Dollar Value of the Purchase Price equal to Twelve Million Eight Hundred Fifty-Nine Thousand Six Hundred Fifteen ($12,859,615) Dollars, plus the lesser of (a) the amount that the principal of the Company Debt at Closing is less than the principal of the Company Debt, as of the date of this Agreement, as set forth on Schedule 1.4, due to normally scheduled principal amortization paid by the Companies and identified as a monthly payment on Schedule 1.4; or (b) Four Hundred Thousand ($400,000) Dollars; and

          (ii) the closing price for EESI's common stock on the NASDAQ National Market for the trading day which is five trading days prior to the Closing Date, shall be used to calculate the remaining balance of Dollar Value of the Purchase Price.

For purposes of this Agreement, the shares of EESI common stock delivered based on the $7.50 value as set forth in subsection (i) above is hereafter referred to as the "Restricted Stock" and the shares of EESI common stock delivered based on the closing price of EESI common stock five trading days prior to Closing as set forth in subsection (ii) above is referred to as the "Unrestricted Stock". The Restricted Stock shall be entitled to the registration rights set forth in
Section 5.2 of this Agreement on the earlier of eighteen (18) months after the Closing Date or July 12, 1998.

The Unrestricted Stock shall be entitled to the registration rights set forth in
Section  5.2 of this Agreement commencing on the Closing Date.

     Section 1.5.   Description of Assets.  Upon the terms and subject to the
                    ---------------------
conditions set forth in this Agreement, on the Closing Date each of the Companies shall grant, convey, sell, transfer and assign to EESI New York, EESI LI and EESI Container assets, properties and contractual rights of the Companies, wherever located, all as set forth in this Section 1.5.

     (a) All of the containers and carts ("Containers") owned or leased by Curbside shall be conveyed and assigned to EESI Container.

     (b) All of the motor vehicles and all attachments, accessories and materials handling equipment owned or leased by KC Waste, NY Waste, and Waste, as set forth on Schedule 1.5(b) attached, shall be conveyed and assigned to EESI New York and all of the motor vehicles and all attachments, accessories and materials handling equipment owned or leased by LI Waste, as set forth on
Schedule 1.5(b) shall be conveyed and assigned to EESI LI.

     (c) All of the compactors and recycling equipment owned or leased by KC Waste, NY Waste, and Waste shall be conveyed and assigned to EESI New York and all of the compactors and recycling equipment owned or leased by LI Waste shall be conveyed and assigned to EESI LI.

     (d) All radios located in the rolling stock, the radio base station, and all manual and automated routing and billing systems and components thereof, including, without limitation, all computer hardware, software and programs ("Radios") owned or leased by KC Waste, NY Waste, and Waste shall be conveyed and assigned to EESI New York and all Radios owned or leased by LI Waste shall be conveyed and assigned to EESI LI.

     (e) All of the inventory of parts, tires and accessories owned by KC Waste, NY Waste and Waste shall be conveyed to EESI New York and all of the inventory of parts, tires and accessories owned by LI Waste shall be conveyed to EESI LI.

     (f) All right, title and interest of KC Waste, NY Waste and Waste in and to all trade secrets, proprietary rights, symbols, trademarks, service marks, logos and trade names used and owned by KC Waste, NY Waste and Waste shall be conveyed to EESI New York and all right, title and interest of LI Waste in and to all trade secrets, proprietary rights, symbols, trademarks, service marks, logos and trade names used and owned by LI Waste shall be conveyed to EESI LI.

     (g) All contractual rights of Waste, NY Waste, and KC Waste with their customers (whether oral or in writing) relating to the conduct of the Business shall be conveyed to EESI New York and all contractual rights of LI Waste with its customers (whether oral or in writing) relating to the conduct of the Business shall be conveyed to EESI LI.

     (h) All contractual rights of Curbside with its customers (whether oral or in writing) relating to the conduct of the Business shall be conveyed to EESI Container.

     (i) All accounts receivable of Waste, NY Waste, and KC Waste arising out of the Business shall be conveyed to EESI New York and all accounts receivable of LI Waste arising out of the Business shall be conveyed to EESI LI.

     (j) All accounts receivable of Curbside arising out of the Business shall be conveyed to EESI Container.

     (k) All leases and agreements to which Waste, NY Waste, and KC Waste are parties in connection with the Business shall be assigned to EESI New York; all leases and agreements to which LI Waste is a party in connection with the Business shall be assigned to EESI LI; and all leases and agreements to which Curbside is a party shall be assigned to EESI Container.

     (l) All permits, licenses, franchises, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties ("Consents and Approvals") held by Waste, NY Waste, and KC Waste relating to, used in or required for the operation of the Business which are transferable shall be transferred to EESI New York; all Consents and Approval held by LI Waste relating to, used in or required for the operation of the Business which are transferable shall be transferred to EESI LI; and all Consents and Approval held by Curbside relating to, used in or required for the operation of the Business which are transferable shall be transferred to EESI Container.

     (m) The exclusive right to use the names Waste Services, New York Waste, and KC Waste shall be conveyed to EESI NY; the exclusive right to use the name Curbside shall be conveyed to EESI Container; and the exclusive right to use the name L.I. Waste Services shall be conveyed to EESI LI.

     (n) All right, title, and interest of Waste Services, New York Waste, and KC Waste in and to the telephone numbers used in the conduct of the Business shall be conveyed to EESI New York; all right, title, and interest of LI Waste in and to the telephone numbers used in the conduct of the Business shall be conveyed to EESI LI; and all right, title, and interest of Curbside in and to the telephone numbers used in the conduct of the Business shall be conveyed to EESI Container.

     (o) All of the shop tools owned by Waste Services, New York Waste, and KC Waste relating to the Business shall be conveyed to EESI New York; all of the shop tools owned by LI Waste relating to the Business shall be conveyed to EESI LI; and all of the shop tools owned by Curbside relating to the Business shall be conveyed to EESI Container.

     (p) All of the furniture and office or other equipment owned by Waste Services, New York Waste, and KC Waste shall be conveyed to EESI New York; all of the furniture and office or other equipment owned by LI Waste shall be conveyed to EESI LI; and all of the furniture and office or other equipment owned by Curbside shall be conveyed to EESI Container.

     (q) All of the interest of Waste Services, New York Waste and KC Waste in all tangible and intangible property, including, without limitation, pre-paid expenses shall be conveyed to EESI New York; all of the interest of LI Waste in all tangible and intangible property, including, without limitation, pre-paid expenses shall be conveyed to EESI LI; and all of the interest of Curbside in all tangible and intangible property, including, without limitation, pre-paid expenses shall be conveyed to EESI Container.

     (r) All of the goodwill of the Business owned by each Company shall be conveyed to the Purchaser acquiring the assets of such Company.

     (s) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (r) above shall be conveyed to EESI New York, EESI LI and EESI Container, as applicable.

All of the foregoing assets, properties and contractual rights described in (a) through (s) above are hereinafter sometimes collectively called the "Assets."
At Closing, good and marketable title to the Assets will be conveyed to Buyer by the Companies free and clear of all liens, encumbrances, security interests and claims, except for liens securing the Assumed Liabilities, as defined in Section 1.7.

     Section 1.6.   Excluded Assets.    The parties agree that the only tangible
                    ---------------
and intangible property owned by the Companies and not being sold to the Purchasers is the cash on hand of the Companies and the corporate records of the Companies other than the records set forth in Section 1.5(s) above. ("Excluded Assets").

     Section 1.7.   Assumption of Obligations.   From and after the Closing the
                    -------------------------
Purchasers agree to assume and perform all of the Companies' obligations under
(i) the Company Debt; (ii) the customer contracts of the Companies, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date; (iii) the accounts payable of the Companies; (iv) all documents evidencing the Company Debt, as identified on Schedule 1.4, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date; (v) all documents, identified in Schedule
2.3 except for any collective bargaining agreements with Labor Unions, to the extent, and only to the extent, obligations under such documents first mature and are required to be performed subsequent to the close of business on the Closing Date (union contracts are not being assumed by the Purchasers) and (vi) contracts or agreements arising in the ordinary course, only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date and which in the aggregate require the payment of $25,000 or less a year ("Assumed Liabilities"). Purchasers agree to defend and indemnify Sellers and hold Sellers harmless from all losses, claims, causes of action, damages, liabilities, expenses and costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees) with respect to the Assumed Liabilities.

     Section 1.8.   Non-Assumption of Liabilities.  Except as explicitly set
                    -----------------------------
forth in Section 1.7 above, Purchasers shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of the Companies, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the Closing Date and constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement or obligation (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory; (c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Sellers; (d) the generation, collection, transportation, storage or disposal by the Companies of any materials, including, without limitation, hazardous materials; (f) any severance pay obligation of the Companies, compensation owed employees of the Companies for periods prior to the Closing Date, or any obligations under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Companies or to which any of the Companies contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by the Companies; (g) the debts and obligations of the Companies, except for the Assumed Liabilities; (h) any violation by the Companies of any law, including, without limitation, any federal, state or local antitrust, racketeering or trade practice law; and (i) liabilities or obligations of the Sellers for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder.

     Section 1.9.   Term And Time For Closing.  Following execution of this
                    -------------------------
Agreement, the Purchasers and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms on the last business day of the month that the conditions of Closing set forth in Article VI and Article VII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations to close under this Agreement, Purchasers may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchasers, under this Agreement, or at law or in equity, including, without limitation, an action to recover their actual damages resulting from the default of the Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchasers to perform their obligations to close under this Agreement, the Sellers, or any of them, under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of the Purchasers.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of EESI and William Leone, on behalf of the Sellers;

     (b) by EESI by November 8, 1996, if EESI is not satisfied with the due diligence it has conducted on the Companies;

     (c) by EESI or William Leone, on behalf of the Sellers, by providing the other with written notice thereof, if the Closing shall not have occurred by December 31, 1996, or such other date as may be agreed to by the parties hereto in writing, if such notifying party is ready, willing and able to consummate the transactions contemplated by this Agreement and all of the conditions to the other party's obligation to close as set forth in Article VI or VII, as applicable, shall have been satisfied and the other party fails to consummate the transactions contemplated by this Agreement for any reason whatsoever;

     (d) by William Leone, on behalf of the Sellers, or by EESI, on or prior to December 31, 1996, or such other date as may be agreed to by the parties in writing, in the event Purchasers or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) days from the date of written notice of the existence of such misrepresentation or breach; or

     (e) by William Leone, on behalf of the Sellers or EESI, if the Closing shall not have occurred by December 31, 1996, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VI or VII hereof, as applicable (through no fault or breach by the terminating party). However, if the only condition to Closing which has not been satisfied is the condition set forth in Section 6.7 or Section 6.8, the date of December 31, 1996, shall be extended to February 28, 1997, at the option of EESI or Sellers, to be exercised through written notice to Sellers or EESI, as applicable.

     (f) by the Purchasers and Sellers as provided in Section 9.14.

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Section 1.9, Section 5.1, Section 5.2, Section 6.10, Section 7.10, Article VIII, Section 9.1, Section 9.2 and Section 9.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement. In the event of termination by William Leone, on behalf of the Sellers, pursuant to the above Sections (c) or (d) hereof, William Leone, on behalf of the Sellers, shall be entitled to recover Sellers costs and expenses, including reasonable attorneys fees, in connection with the preparation, negotiation and execution of this Agreement.

       Section 1.10.  Deliveries by Purchasers.   At the Closing,  Purchasers
                      -------------------------
shall deliver, all duly and properly executed, authorized and issued (where applicable):

     (a) The EESI Stock, as provided in Sections 1.3 and 1.4 above, to be delivered to the Companies;

     (b) A certified copy of resolutions of the directors and shareholder of EESI New York, EESI LI and EESI Container and the directors of EESI authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith, including, but not limited to the Employment Agreements (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

     (c) A favorable opinion from counsel for Purchasers, dated the day of the Closing in the form attached as Schedule 1.10(c);

     (d) Employment Agreements with William Leone, John Leone, Richard Leone, and Joseph Leone, in the form and content of the Employment Agreements attached hereto as composite Schedule 1.10(d) (the "Employment Agreements");

     (e) The Certificate described at Section 7.1;

     (f) An Assignment and Assumption Agreement in the form attached as Schedule 1.10(f) attached hereto;

     (g) Other documents and instruments required by this Agreement, if any.

     Section 1.11.  Deliveries by Sellers.  At the Closing, each of the Sellers,
                    ---------------------
as applicable, shall deliver to Purchasers, all duly executed, the following:

     (a) The Companies shall deliver to EESI New York, EESI LI and EESI Container, duly executed Bills of Sale for the Assets to be conveyed and assigned to each of EESI New York, EESI LI and EESI Container, in the form attached as Schedule 1.11(a);

     (b) Each of the Sellers who are parties to the Employment Agreements with EESI, in the form attached as Schedule 1.10(d) to this Agreement, shall execute such agreements, as applicable;

     (c) Each of the Shareholders shall execute the Covenant Not to Compete Agreement attached to this Agreement as Schedule 1.11(c);

     (d) The Companies shall have delivered to EESI a current certificate of good standing for each of the Companies from the New York Secretary of State;

     (e) A favorable opinion from counsel for the Companies, dated the date of the Closing, in form attached as Schedule 1.11(e);

     (f) Each of the Sellers shall execute and deliver the Certificate described at Section 6.1;

     (g) An Assignment and Assumption Agreement in the form attached as Schedule 1.10(f) attached hereto;

     (h) The books and records of each of the Companies to be delivered as set forth in Section 1.5(s);

     (i) Physical possession of all Assets; and

     (j) Other documents and instruments required by this Agreement, if any.

     Section 1.12.  Transfer Tax, Allocation of Purchase Price and Bulk Sales
                    ---------------------------------------------------------

     (a) Purchasers shall pay all sales, transfer taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal.

     (b) The parties agree that the consideration for the sale of the Assets shall be allocated among the Assets as set forth on Schedule 1.12(b) attached hereto. The Sellers and the Purchasers acknowledge that the allocation has been arrived at based upon their negotiations and shall be used by them for all purposes, including, but not limited to, federal, state, and local tax and financial reporting purposes, and they shall not take any position inconsistent to the allocation. On the Closing Date, the Purchasers and the Sellers shall execute Internal Revenue Form 8594 which form shall be binding on the Purchasers and the Sellers and shall be filed with the income tax returns of the Purchasers and the Sellers.

     (c) The Purchasers hereby waive compliance by the Companies with the provisions of the New York State Bulk Sales Law and the Sellers, jointly and severally, covenant and agree to pay and discharge, when due, or contest in good faith by appropriate proceedings, all claims of creditors which could be asserted against the Purchasers or the Assets by reason of such noncompliance. Simultaneously with the execution of this Agreement (and in any event, not less than ten (10) days prior to Closing), the parties shall complete New York State Department of Taxation and Finance Form AU-196.10 (Notification of Sale, Transfer or Assignment in Bulk) and the Purchasers shall promptly file it in the appropriate office.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

     Whenever the phrase "to Sellers' knowledge", "to Shareholders' knowledge" or a similar phrase is used in this Agreement, the phrase means the actual knowledge of any of the Shareholders and (with respect to Shareholders who are officers or employees of the Companies) the knowledge such Shareholders would or should have had, if such Shareholders who are employees or officers of the Companies exercised reasonable diligence in the conduct of such Shareholders' duties to the Companies. With knowledge that Purchasers are relying upon the representations, warranties and covenants herein contained, all of the Sellers jointly and severally represent and warrant to Purchasers and make the following covenants for the Purchasers' benefit:

     Section 2.1.   Organization and Standing.  Each of the Companies is a
                    -------------------------
corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Companies do not own any stock or interest in any other corporation, partnership, or other business organization, except as set forth on Schedule 2.1.

     Section 2.2.   Company Stock.  Each of the Companies has the authorized and
                    -------------
kind of capital stock as set forth on Schedule 2.2. Schedule 2.2 hereto sets forth the number of shares of the capital stock of each of the Companies issued and outstanding. Except as set forth in Schedule 2.2, the stock ("Company Shares") each Shareholder owns in each Company are legally and validly authorized and issued, fully paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock from any Company.

     Section 2.3.   Contracts, Permits and Material Documents.    The items
                    -----------------------------------------
listed in Schedule 2.3 attached, are all of the following with respect to each of the Companies ("Material Documents"): (i) leases for real and personal property excepting office equipment, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Companies is bound or under which any of the Companies is the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of each Company's businesses, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 2.5) which are binding on any Company or any of its property and pursuant to which any Company derives any material benefit or has imposed upon it any material detriment. For purposes of this
Section 2.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $25,000 or more.
The Material Documents listed on Schedule 2.3 are organized under separate headings for each of the Companies and under subheadings for each of the different type of documents listed. Except as set forth on Schedule 2.3, no Company nor, to the knowledge of the Sellers, any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. No Company is a party to, and no Company's property is bound by any agreement or instrument which is material to the continued conduct of business operations of the Companies, taken as a whole, as now being conducted, except as listed in Schedule 2.3.

     Section 2.4.   Personal Property.   All items of personal property owned or
                    ------------------
leased by the Companies, or used in the business operations of the Companies, will be transferred to Purchasers at closing, in the condition set forth in subparagraphs (a) and (b) below:

     (a) Attached hereto, made a part hereof and marked Schedule 2.4(a) is a listing of all those items described in subparagraphs "i" and "ii," organized by Company and by subparagraph.

          (i) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors used in each Company's business operations together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle, all of which are owned or leased by each Company, as listed on Schedule 1.5(b) and, to the knowledge of the Sellers, all of the vehicles are, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 1.5(b);

          (ii) All containers used in each Company's business operations are in good condition, in all material respects, normal wear and tear excepted, except as noted on Schedule 2.4(a)(ii);all containers used in each Company's business operations having a size of 10 yards or greater together with information as to container size are listed on Schedule 2.4(a)(ii);

     (b) All other items of personal property owned, leased or used by the Companies, including, without limitation, all radios, compactors, recycling equipment, furniture, office equipment and other equipment used in each Company's business operations, the inventory of parts, tires and accessories maintained by each Company, and the shop tools used by each Company are in good condition, in all material respects, normal wear and tear excepted, except as noted on Schedule 2.4(b);

     Section 2.5.   Customers.  Each customer each Company serves (listed by
                    ---------
account number and not by name) together with information as to the services rendered to each such customer, frequency of service and rates charged, is listed on Schedule 2.5 attached hereto. All customers are obligated under the Companies' standard form of contract, except for variations agreed to by the Companies which are not material in nature. The name and address of each customer shall be provided by the Companies to Purchasers at Closing. To the knowledge of Sellers, each customer is creditworthy and no customer represents more than 3% of the total annual billings of all of the Companies taken as a whole. No Company nor, to the knowledge of the Sellers, any person or party to any of the customer contracts is in material or knowing default under any of the customer contracts, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

     Section 2.6.   Title.  Each Company has good and marketable title to, or a
                    -----
valid leasehold interest in all of its assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the items set forth in subparagraphs "a" through "d", and the items listed on Schedule 2.3 ("Permitted Encumbrances").

     (a) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

     (b) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation;

     (c) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment;

     (d) Liens incurred in the ordinary course of business for the purchase or lease of any single asset having a purchase price or lease payments totaling no more than $150,000.

     Section 2.7.   Financial Statements.  Sellers have delivered to Purchaser
                    --------------------
true and correct copies of the following financial statements of the Companies reviewed by Serra & McGrath, L.L.P. (the "Financial Statements") a consolidated balance sheet for WSI Holding Corporation and a balance sheet for KC Waste and Curbside as of December 31, 1995, and a statement of income, cash flow and retained earnings for WSI Holdings and for KC Waste and Curbside for the period ended December 31, 1995, both prepared on an accrual basis. The Financial Statements have been prepared by the regular accountants of the Companies, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Companies. The balance sheets comprising the Financial Statements present fairly, in all material respects, the financial condition of the Companies as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Companies for the periods indicated thereon. In accordance with Section 4.7, the Companies are to produce audited statements at or prior to Closing. The parties acknowledge that the audited statements for the Companies for 1995 may vary from the Financial Statements due to acquisitions of the Companies being treated differently in the audited statements from the Financial Statements. The Sellers represent and warrant that there shall be no material adverse difference between the 1995 audited statements of the Companies and the Financial Statements, except for an increase in earnings due to acquisition expenses being capitalized instead of expended in current periods. Since the date of the Financial Statements, the Companies have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of Companies (which books and records are correct and complete in all material respects). Since the date of the Financial Statements, except as set forth on Schedule 2.7, there has not been any material adverse change in the income, expenses or assets of the Companies, taken as a whole.

     Section 2.8.   Liabilities; Accounts Receivable and Working Capital.
                    ----------------------------------------------------

     (a) The Companies do not have any liabilities, fixed or contingent, other than:

          (i)    the Company Debt;

          (ii) liabilities fully reflected in the Financial Statement, except for liabilities not required to be disclosed therein in accordance with GAAP, as applied on a basis consistent with past custom and practice;

          (iii) liabilities disclosed in the Schedules attached to this Agreement or not required to be disclosed therein by reason of amount or other qualifications contained in the representations and warranties of this Agreement; and

          (iv) liabilities arising since the date of the Financial Statement arising during the normal course of business consistent with past custom and practice as allowed in accordance with Section 4.4 of this Agreement.

     (b) Substantially all accounts receivable of the Companies as of the date hereof are set forth by account number on Schedule 2.8(b), and all of such accounts and all accounts arising since such date, are, or will be, valid accounts receivable. The accounts receivable less the bad accounts reserve conveyed to Purchaser at Closing will be fully collected by Purchaser within 180 days after Closing. Schedule 2.8(b) gives the aging of each of the accounts receivable and is organized by Company. All accounts receivable have been generated in the ordinary course of each Company's business consistent with past practice. To Sellers' knowledge, there are no defenses or set offs to any of the accounts receivable. On the Closing Date, the accounts receivable plus $350,000, less the bad accounts reserve on Schedule 2.8(b), plus the pre-paid expenses of the Companies (which are assigned to the Purchasers or which benefit the Purchasers) shall equal or exceed the accounts payable, plus the accrued expenses of the Companies plus accrued and unpaid interest on the Company Debt. It is agreed that any accounts receivable acquired by KC Waste in connection with the acquisition of the assets of Rosedale Carting Corp. may be deleted, at the Companies option from the accounts receivable delivered to Purchaser at Closing.

     (c) Each Company's accounts payable as of the date of this Agreement, is attached hereto, made a part hereof and marked Schedule 2.8(c). Schedule 2.8(c) gives the aging of each of the accounts payables and is organized by Company.
Schedule 2.8(c) accurately reflects in all material respects the books and records of the Companies as of the date of Schedule 2.8(c).

     (d) Except as set forth in Schedule 1.4, the Company Debt is not in default, the Company Debt all requires the current monthly payment of accrued interest, and there is no accrued interest owed on any of the Company Debt in excess of the amount of accrued interest not yet payable for the current month.

     Section 2.9.   Fiscal Condition of Each Company.  Since the date of the
                    --------------------------------
Financial Statements, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material change in the financial condition, business organization or personnel of any Company or in the relationships of any Company with suppliers, customers or others;

     (b) Any disposition by any Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any Company of any of its capital stock or any declaration or payment of any stock dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by any Company at the close of business on the date of the Financial Statements, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (d) Any expenditure or commitment by any Company for the acquisition of any single asset, except in the ordinary course of business consistent with past practices;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of any of the Companies, except damage, destruction or loss which does not exceed $100,000 in the aggregate;

     (f) Any bonuses or increases in the compensation payable or to become payable by any Company to any officer or key employee, except as required by law or pursuant to a contract which is listed on Schedule 2.9(f) and except as otherwise set forth in Schedule 2.9(f);

     (g) Any loans or advances to any Company other than (i) renewals or extensions of existing indebtedness, (ii) loans and advances between the Companies and its affiliates, or (iii) loans extended under existing lines of credit of the Companies which loans will not exceed $400,000; or

     (h) Any change in accounting method or practice, except for increases in earning due to acquisition expenses being capitalized instead of expensed in current periods.

     Section 2.10.  Tax Returns.  Each Company has filed all Federal and other
                    -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. Except as set forth on Schedule 2.10, the Companies are Subchapter "C" corporations under the Internal Revenue Service Code. The reserves for all taxes reflected in the Financial Statements plus the reserves on Schedule 2.10 for all taxes from the date of this agreement through the Closing Date, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Companies have filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the Closing Date. The Companies are currently being audited by the New York State Commissioner of Taxes and Finance regarding payment of sales tax.

     Section 2.11.  Policies of Insurance.  All insurance policies, performance
                    ---------------------
bonds, and letters of credit insuring the Companies or which the Companies have had issued and which have not expired are listed on Schedule 2.11 attached
hereto.   Schedule 2.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. Each Company's current insurance policies, performance bonds and letters of credits are in force and effect and the premiums thereon are not delinquent. No Company has received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Except as set forth on Schedule 2.11, no Company has a claim against any of its insurance carriers under any of policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 2.12.  Employees, Pensions and, ERISA.
                    ------------------------------

     (a) The Companies do not have any contract of employment with an officer or other employee, except as listed on Schedule 2.12(a).

     (b) Except as set forth on Schedule 2.12(b), no employee of the Company is represented by any union. The name, address and social security number and current rate of compensation of each of the Company's employees and capacity to which each person is employed is listed on Schedule 2.12(b) attached. There is no pending or, to the knowledge of the Sellers, threatened dispute between any Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations. The Companies are not deficient or in arrears in contributing to any trust funds the Companies are required to contribute to in accordance with any contracts with unions, including, without limitation, scholarship funds, legal aid funds, pension funds and health, welfare or benefit funds ("Trust Funds"). There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to contributions of the Companies to any Trust Fund, before any court, tribunal or government agency.

     (c) Attached hereto, made a part hereof and marked Schedule 2.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which are currently maintained and/or were established or sponsored by any Company (whether or not they are now terminated) or to which any Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Companies.

     (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under
Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     Section 2.13.  Legality of Operation.  In regard to each Company:
                    ---------------------

     (a) Except as disclosed in Schedule 2.13(a) to this Agreement, and except as to Environmental Laws, as hereafter defined, each Company is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 2.13(a), each Company is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Companies' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 2.13(a), with respect to any Law there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an material change in the financial condition or business of the Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 2.13(a), since January 1, 1990 no Company has received notification of any past or present failure by the Company to comply with any Law applicable to it or its assets. As used in this Section 2.13(a), "material" shall mean any single event or number of events causing a loss to the Companies of $15,000 for an individual event or $50,000 for all events in the aggregate.

     (b) Except as disclosed in Schedule 2.13(b) to this Agreement, each Company is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 2.13(b), with respect to any Environmental Law each Company is in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Companies' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on
Schedule 2.13(b) there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Companies of $15,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. To the knowledge of the Sellers, except as set forth on
Schedule 2.13(b), since January 1, 1986 no Company has transported, stored, treated or disposed, nor has any Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or,
(ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has any of the Companies performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and no Company has disposed, nor has any Company knowingly allowed third parties to dispose of waste upon property owned or leased by any of the Companies other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 2.13(b), since January 1, 1986, no Company has received notification of any past or present failure by the Company to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing since January 1, 1986, no Company has received any notification (including requests for information directed to the Company or, to the knowledge of the Sellers, an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Since January 1, 1986, no Company has received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any
                                                             -- ---
similar federal or state statute. As used in this Section 2.13(b), "material" shall mean any single event or number of events causing a loss to the Companies of $15,000.

     (c) Except as set forth on Schedule 2.13 (c), since January 1, 1986 the Companies have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. To the knowledge of Sellers, the Companies have obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Companies. To the Sellers' knowledge, no employee, contractor or agent of the Companies have, in the course and scope of employment with the Companies, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Companies under CERCLA, any comparable New York State statute or other applicable Environmental Law, and to Sellers' knowledge no facts or circumstances exist which would give rise to the same.

     (d) Schedules 2.13(a) and 2.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past three years and all outstanding unremedied notice of violations issued to any of the Companies by any federal, state or local regulatory agency.

     (e) To the knowledge of Sellers, none of the Sellers are under investigation by the District Attorney of any of the boroughs of New York City, New York for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending or, to Sellers' knowledge, threatened litigation and administrative or judicial proceedings involving the Companies, or their assets or liabilities, and a description of all such proceedings is set forth on
Schedule 2.13(f) attached.

     Section 2.14.  Corrupt Practices.  The Companies have not made, offered or
                    -----------------
agreed to offer anything of value to any employees of any customers of the Companies for the purpose of attracting business to the Companies or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in the Companies being in material violation of any Law, nor have the Companies otherwise taken any action which would cause them to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended. As used in this Section 2.14, "material" shall mean any single event or number of events causing a loss to the Companies of $15,000 individually or in the aggregate.

     Section 2.15.  Legal Compliance.  The Sellers have the right, power, legal
                    ----------------
capacity and authority to enter into, and perform their respective obligations under this Agreement, and, except as set forth in Schedule 2.15, no approvals or consents of any other persons or entities are necessary in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule
2.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which any Company or any Seller is a party or by which such Company, Seller or any of their property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on any Company or on any property of any Company.

     Section 2.16.  Transaction Intermediaries.  No agent or broker or other
                    --------------------------
person acting pursuant to the express authority of any Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 2.17.  Intellectual Property.  To the knowledge of the Sellers, no
                    ---------------------
Company has infringed and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and to the knowledge of the Sellers no one has or is infringing any Intellectual Property right of any Company.

     Section 2.18.  Competition.  Except as set forth on Schedule 2.18, no
                    -----------
salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of any Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of such Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of any Company.

     Section 2.19.  Disclosure.  The representations and warranties of the
                    ----------
Sellers contained in this Article II or in any Exhibit or Schedule or other document delivered by the Sellers or the Companies pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If prior to Closing the Sellers become aware of any inaccuracy, or misrepresentation or omission in any of the Schedules, they shall immediately advise Purchasers in writing of the inaccuracy, misrepresentation or omission.


                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                 --------------------------------------------

     The Purchasers each, jointly and severally, represent and warrant to the Sellers that:

     Section 3.1.   Structure.  The Purchasers are corporations duly organized
                    ---------
and legally existing in good standing under the laws of Delaware and EESI New York and EESI Container are qualified to do business in New York and the Purchasers are qualified in all other jurisdiction in which they are required to be qualified.

     Section 3.2.   Authorization to Proceed with this Agreement.  Purchasers
                    --------------------------------------------
have by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchasers.

     Section 3.3.   Absence of Intermediaries.  No agent, broker, or other
                    -------------------------
person acting pursuant to Purchasers' authority will be entitled to make any claim against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.4.   Public Reports.  EESI has delivered to Sellers true,
                    --------------
accurate, complete and current for the years ended June 30, 1995, and June 30, 1996, historical filings made by EESI on Form 10-K and all amendments thereto, current reports on Form 8-K dated July 2, 1996, and dated September 27, 1996, and EESI's Proxy Statement for a Special Meeting of Stockholders called for August 8, 1996, timely filed with the Securities and Exchange Commission. Since June 30, 1996, there has not been any material adverse change in the income, expenses, assets, results of operation or financial condition of EESI. Such filings accurately and completely described, in all material respects, EESI's financial status, business operations and prospects as of the date of such filings and do not omit any material fact(s) necessary to make the information contained in the filings not misleading. All of such information provided to Sellers is correct, complete and does not omit any material information that a prudent investor would like to know.

     Section 3.5.   Authorized Stock.   The total authorized capital stock of
                    ----------------
EESI consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Class A Common Stock, par value $.01 per share, none of which is outstanding. As of October 15, 1996, the outstanding shares of capital stock of EESI consisted solely of 11,572,900 shares of Common Stock, par value $.01. EESI New York has 10,000 shares of common stock, par value $.01 per share, authorized and 100 shares issued, all of which are owned by EESI. EESI Container and EESI LI have 1,000 shares of no-par-value common stock authorized and 100 shares issued, all of which are owned by EESI. All of such issued and outstanding shares of Purchasers have been duly authorized and validly issued, are fully-paid and non-assessable and were issued in compliance with all federal and state securities laws. Until Closing EESI agrees it shall not redeem in excess of five hundred thousand (500,000) of its shares of common stock.

     Section 3.6.   EESI Stock.  All of the shares of EESI stock to be issued to
                    ----------
the Companies as contemplated by this Agreement and the Collateral Documents will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

     Section 3.7.   Authorization.  The Purchasers have the power and authority
                    -------------
to enter into this Agreement and each of the Collateral Documents and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Collateral Documents to which the Purchasers are parties, as applicable, constitutes the legal, valid and binding obligation of the Purchasers, enforceable in accordance with its terms. The Purchasers have the power and authority to own and lease their respective properties and to carry on their respective businesses as now conducted.

     Section 3.8.   Contravention; Consents and Approvals.  No filing, action,
                    -------------------------------------
consent or approval of any person, entity or governmental body is required by the Purchasers for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the New York Trade Waste Commission. The execution and delivery of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby by the Purchasers will not result in a breach of the terms or conditions of, or constitute a default under, or violate, (a) any provision of any law, regulation or ordinance, (b) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which any of the Purchasers are a party or by which any of their properties or assets is or may be bound or affected, or (c) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 3.9.   Accuracy of Representations.  The representations and
                    ---------------------------
warranties made by the Purchasers in this Agreement do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained therein not misleading.

     Section 3.10.  Hart-Scott-Rodino Filing.  Purchasers, jointly and
                    ------------------------
severally, represent and warrant that this transaction does not require a Hart-Scott-Rodino anti-trust notification filing.

                                  ARTICLE IV.
                        ADDITIONAL AGREEMENTS OF SELLERS
                        --------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     Section 4.1. Restrictions on Transfer of Unregistered Stock.  If the EESI
                  ----------------------------------------------
Stock delivered to Companies at Closing is not registered under the Securities Act of 1933 ("Act"), the Companies understand and agree that the following restrictions and limitations are applicable to the Companies' purchase and resale or other transfer of the EESI Stock, pursuant to the Act.

     (a) Companies agree that the EESI Stock shall not be sold or otherwise transferred, unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) Until the EESI Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to the Companies:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc. shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc. that registration is not required under any such acts.

     (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Companies pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 4.2.   Plan of Reorganization.  This Agreement contemplates the
                    ----------------------
exchange of substantially all of the assets of the Companies solely in exchange for the voting stock of EESI in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code (S)368(a)(1)(C) and to comply with all IRS filing and other requirements for such exchange.

     Section 4.3.   Access to Records.  The Shareholders will cause the
                    -----------------
Companies to give and the Companies shall give Purchasers and their representatives, from the date hereof until six years after the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Companies pertaining to the Business, and to make available to Purchasers and their representatives all additional financial statements of and all information with respect to the business and affairs of the Companies that Purchasers may reasonably request.

     Section 4.4.   Continuation of Business.  The Companies will operate until
                    ------------------------
the time of Closing, in the ordinary course of business, consistent with past practice, so as to preserve their business organization intact, to assure, to the extent possible, the availability to Purchasers of the present key employees of the Companies, and to preserve for Purchasers the relationships of the Companies with suppliers, customers, and others, except if it is determined in the judgment of the Companies to be in the best interest of the Companies.

     (a) Purchasers acknowledge that increases in Company Debt due to the financing of single assets having a purchase price of no more than $150,000 are in the ordinary course of Companies' business. Prior to Closing, the Companies may decrease the Company Debt due to pre-payments outside of regularly scheduled payments in an amount not exceeding $2,000,000 in the aggregate. Any reduction of the Company Debt in excess of $2,000,000 shall not occur without the written approval of EESI. EESI will not withhold its consent to a reduction of Company Debt in excess of $2,000,000, if such reduction will not reduce the net income of the Companies.

     (b) Purchasers acknowledge that management bonuses may be paid or accrued prior to Closing; provided that any accrued and not paid management bonuses shall be treated as an accounts payable for purposes of determining whether the warranty and representation set forth in the last sentence of Section 2.8(b) was true.

     Section 4.5.   Continuation of Insurances.  The Shareholders will cause the
                    --------------------------
Companies to and the Companies shall keep in existence all policies of insurance insuring the Companies against liability and property damage, fire and other casualty through the time of Closing, consistent with the policies currently in effect.

     Section 4.6.   Standstill Agreement.  Until the Closing Date, unless this
                    --------------------
Agreement is earlier terminated pursuant to the provisions hereof, the Shareholders and the Companies will not directly or indirectly solicit offers for the Company Shares or the Assets or for a merger or consolidation involving the Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Companies by merger, consolidation or other combination or acquiring any of Companies' assets; nor will the Shareholders permit the Companies to do any of the foregoing.

     Section 4.7.   Audited Financial Statements.  Sellers agree to cause the
                    ----------------------------
Companies to prepare and the Companies shall prepare an audited balance sheet for the Companies as of December 31, 1993, December 31, 1994 and December 31, 1995 and a statement of income, cash flow and retained earnings for the Companies for the twelve month periods ended December 31, 1993, December 31, 1994 and December 31, 1995 (if Closing occurs after December 31, 1996, a 1993 audit shall not be required, but an audit for year ended December 31, 1996, shall be required) ("Historical Financial Statements") as rapidly as possible, but no later than the Closing Date. Sellers shall also cause the Companies to prepare an unaudited balance sheet of the Companies as of the end of the calendar quarter completed immediately prior to the Closing Date and an unaudited statement of income, cash flow and retained earnings for the period ending with the completion of the calendar quarter ended prior to the Closing Date ("Interim Financial Statements"). The Interim Financial Statements are to be delivered by the Companies on or before forty five (45) days after the Closing Date. Companies may select the accounting firm used to prepare such statements as required above, but said firm must be reasonably acceptable to EESI. Purchasers shall pay the fee of the accounting firm hired to prepare the statements required by this Section 4.7, whether or not Closing occurs.

                                   ARTICLE V.
                      ADDITIONAL AGREEMENTS OF PURCHASERS
                      -----------------------------------

     Section 5.1.   Payment of Expenses.  EESI will pay all expenses incurred by
                    -------------------
Purchasers in connection with the negotiation, execution and performance of this Agreement. At the Closing, EESI will also pay up to $130,000 of the professional expenses incurred by Sellers in connection with the negotiation, execution and performance of this Agreement and the accounting fees for the audits to be delivered by the Companies as set forth in Section 4.7. The Companies, before the Closing Date, will pay all reasonable legal and accounting expenses incurred by the Shareholders and the Companies (except for the accounting fees set forth in Section 4.7 which shall be paid by EESI and the $130,000 of professional fees EESI has agreed to pay in the prior sentence) in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.

     Section 5.2.   Registration Rights.
                    -------------------

     (a) This Section 5.2 shall apply to the EESI Stock, delivered under this Agreement, as follows: (i) the Restricted Stock, as defined in Section 1.4, shall be entitled to the registration rights set forth in this Section 5.2 on the earlier of eighteen (18) months after the Closing Date or July 12, 1998; and
(ii) the Unrestricted Stock, as defined in Section 1.4, shall be entitled to the registration rights set forth in this Section 5.2 commencing on the Closing Date. For purposes of this Agreement the term "Unregistered Stock" shall mean the EESI common stock consisting of the Restricted Stock and the Unrestricted Stock as of the time that such stock is entitled to the registration rights set forth in this Section 5.2. As soon as practical following the date that any Unregistered Stock first becomes Unregistered Stock, as defined in this Section 5.2, but in any event within one hundred twenty (120) days after the date that the Unregistered Stock first became Unregistered Stock, EESI shall file a registration statement to register the Unregistered Stock under the Act for sale to the public pursuant to a "shelf registration" on Form S-3 or other appropriate form, if Form S-3 is not available under Rule 415 of the Act to qualify such securities under the Act or if required any state "blue sky" laws. Purchasers agree to include the Unregistered Stock in any registration statement on Form S-3 that registers the 2,500,000 shares of common stock issued by EESI in a private placement on July 12, 1996. EESI will give written notice to the Sellers of the "shelf registration" at least 15 days before the registration statement is filed. After receiving the notice of the "shelf" registration, each Seller will advise EESI in writing of the intended method of disposition of the Unregistered Stock to be registered, as required for EESI to prepare the registration statement. Sellers recognize that the occurrence of certain corporate developments, including significant acquisitions, may result in the failure of the registration statement in which the Unregistered Stock is registered to contain all information required in accordance with applicable law until an amendment or supplement is filed and made available to the holders of all such Unregistered Stock. Sellers recognize that in such event, sales under the registration statement will be suspended until EESI files the amendments or supplements required by the next sentence. EESI agrees, as promptly as reasonably practicable, to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to the terms of this Agreement and comply with the provisions of the Act with respect to the disposition of all Unregistered Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement. EESI shall keep such registration statement current and effective, until such time as all of the Unregistered Stock may be sold by the Sellers at any time without restriction or pursuant to the provisions of Rule 144 without volume restrictions or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party.

     (b) With respect to the registration of the Unregistered Stock, EESI will, as expeditiously as possible: (i) furnish to the Sellers such number of prospectuses, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents, as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers; and (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Sellers copies of all such documents proposed to be filed.

     (c) Upon any registration under the Act of any of the Unregistered Stock, EESI shall indemnify Sellers in accordance with the provisions of Article VIII from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing) or necessary in order to make the statements therein not misleading or
(iii) any violation or alleged violation by EESI to which such Sellers may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, EESI shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to EESI by Sellers which is stated in writing to be specifically intended for such use; and provided further, that EESI shall not be required to indemnify Sellers against any Security Liability which arises out of the failure of Sellers to deliver a final prospectus made available to Sellers by EESI.

     (d) All expenses incurred in effecting the registrations provided for in this Section 5.2 shall be paid by EESI, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EESI, fees and disbursement of counsel for Sellers (up to $2,500 per year), underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of EESI's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

     Section 5.3.   Books and Records.  From the Closing Date to six years after
                    -----------------
the Closing Date, the Purchasers shall allow the Sellers and their agents access to all business records and files of the Companies pertaining to the operation of the Companies prior to the Closing Date which were delivered to the Purchasers in accordance with Section 1.5(s) of this Agreement ("Records") where the Shareholders or Companies require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchasers' business. For a period of six years after the Closing Date, the Purchasers shall not dispose of or destroy any material Records without first providing written notice to the Shareholders at least 30 days prior to the proposed date of such disposition or destruction.

     Section 5.4.   Shareholder Approval.  The parties acknowledge that the
                    --------------------
rules of the NASDAQ National Market will require EESI to obtain the approval of its stockholders to the transaction set forth in this Agreement, if (i) the average closing price for EESI's common stock for the five trading days which end five days prior to the Closing Date is greater than $7.50, and (ii) the Restricted Stock to be issued under Section 1.3, as calculated under Section 1.4 is twenty percent (20%) or more of EESI's then-outstanding common stock. EESI agrees to call a stockholders meeting as soon as practicable and recommend the approval of this transaction to its stockholders, if the rules of the NASDAQ National Market requires that EESI's stockholders approve of the issuance of the Restricted Stock.

                                  ARTICLE VI.
                            CONDITIONS OF PURCHASERS
                            ------------------------

     The obligations of Purchasers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing.

     Section 6.1.   Compliance by Sellers.  The Sellers shall have performed and
                    ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Purchasers shall have received a Certificate duly executed by each of the Sellers as to the foregoing.

     Section 6.2.   Litigation Affecting This Transaction.  There shall be no
                    -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchasers to own, operate or control the Assets which, in the judgment of the Boards of Directors of Purchasers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 6.3.   Fiscal Condition of Business.  There shall have been no
                    ----------------------------
material adverse change in the results of operations, financial condition or business of the Companies, taken as a whole, and the Companies taken as a whole shall have not suffered any material loss or damage to any of the Assets, whether or not covered by insurance, since the date of the Financial Statements

     Section 6.4.   Opinion of Counsel.  The Sellers shall have delivered to the
                    ------------------
Purchasers the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.11(e).

     Section 6.5.   Employment Agreements.  William Leone, John Leone, Richard
                    ---------------------
Leone, and Joseph Leone shall have executed and delivered to Purchasers the Employment Agreements.

     Section 6.6.   Consents.  All approvals, authorizations and consents
                    --------
required to be obtained shall have been obtained, and the Purchasers shall have been furnished with appropriate evidence, reasonably satisfactory to Purchasers and their counsel, of the granting of such approvals, authorizations and consents, including, without limitation, EESI of New York being granted a trade waste license by the New York City Trade Waste Commission.

     Section  6.7.  Department of Justice.  The Department of Justice shall have
                    ---------------------
agreed in writing that the Purchasers' acquisition of the Assets shall not cause an acceleration or a default of the promissory note dated December 27, 1994.

     Section 6.8.   Financial Statements.  The Companies shall have delivered to
                    ---------------------
Purchasers the Historical Financial Statements, as set forth in Section 4.7.

     Section  6.9.  Other Transactions.  Closing under each of the Agreements
                    ------------------
between New York Waste and each of Utica Rubbish Corp., Domenick Colucci, Inc., John Bivona Carting Corp. and Three J.J.J. Carting Corp., each dated February 1, 1992, which agreements are to be assigned to EESI of New York at Closing shall have closed simultaneously with Closing under this Agreement.

     Section 6.10.  EESI Shareholder Approval.  The Closing shall be conditioned
                    -------------------------
upon the approval by the shareholders of EESI of the issuance to the Companies of the EESI Stock, if and only if (i) the average closing price for EESI's common stock for the five trading days which end five days prior to the Closing Date is greater than $7.50, and (ii) the EESI Stock to be issued under Section
1.3 is twenty percent (20%) or more of EESI's then-outstanding common stock. If the shareholders of EESI do not approve of the issuance of the EESI Stock at the Per Share Value, Purchasers may terminate this Agreement upon paying a break-up fee of (i) $100,000 in cash less the accounting fees paid by EESI in accordance with Section 4.7, plus (ii) EESI common stock having a market value of $100,000 based on the average of the closing prices of EESI common stock as reported on the NASDAQ National Market System for the five trading days ending five days prior to the date that this Agreement is terminated by EESI under the provisions of this Section 6.10. The EESI common stock delivered under this Section 6.10 shall be registered by EESI under the provisions of Section 5.2 of this Agreement.

                                  ARTICLE VII.
                             CONDITIONS OF SELLERS
                             ---------------------

     The obligations of the Sellers to transfer the Assets in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 7.1.   Compliance by Purchasers.  The Purchasers shall have
                    ------------------------
performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by them at or prior to or at the Closing Date. All representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Sellers shall have received a Certificate duly executed by an officer of each of the Purchasers as to the foregoing.

     Section 7.2.  Litigation Affecting This Transaction.  There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Purchasers to own, operate or control any of the Assets and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3.   Guarantees.  The Sellers shall be released from any
                    ----------
liability they have under guarantees they have made with respect to the Companies' debts or obligations, as set forth on Schedule 7.3 ("Guarantees"). If, after a good faith attempt, Purchasers cannot obtain the release of the Shareholders from the Guarantees, this condition shall be waived and Purchasers will indemnify Sellers under the provisions of Section 8.2 from any and all liability, expense and claims made against Sellers with respect to the Guarantees. If on or before the Closing Date, the Shareholders are not released from their Guaranty of a Note dated December 27, 1994 held by the Department of Justice ("DOJ Guaranty") , Purchasers agree to pay for an indemnity bond in the favor of and for the benefit of Sellers with respect to the DOJ Guaranty, if the bond can be obtained for a cost of no more than $.33 cents per thousand dollars of coverage per calendar year ("Bond").

     Section 7.4.   Payment.  The Purchasers shall have delivered to each of the
                    -------
Companies, as applicable, the EESI Stock in accordance with Sections 1.3 and 1.4.

     Section 7.5.   Employment Agreements.  EESI New York shall have executed
                    ---------------------
and delivered the Employment Agreements for William Leone, John Leone, Richard Leone, and Joseph Leone.

     Section 7.6.   Consents.  All approvals, authorizations and consents
                    --------
required to be obtained shall have been obtained, and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

     Section 7.7.   Opinion of Counsel.  The Purchasers shall have delivered to
                    ------------------
the Companies the opinion of counsel to the Purchasers, dated the Closing Date, in the form annexed hereto as Schedule 1.10(c).

     Section 7.8.   Material Adverse Change.  There shall not have been, and on
                    -----------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of EESI and its subsidiaries taken as a whole and, in any event, and without limiting the generality of the foregoing, the closing price of EESI's stock on the Closing Date shall not be less than $5.00 per share.

     Section 7.9.   Department of Justice.  The Department of Justice shall have
                    ---------------------
agreed in writing that the Purchasers' acquisition of the Assets shall not cause an acceleration of the promissory note dated December 27, 1994.

     Section 7.10.  EESI Shareholder Approval.  The Closing shall be conditioned
                    -------------------------
upon the approval by the shareholders of EESI of the issuance to Companies of the EESI Stock, if and only if (i) the Per Share Value as calculated under
Section 1.3 is less than the average closing price for EESI's common stock for the five trading days which end five days prior to the Closing Date, and (ii) the EESI Stock to be issued under Section 1.3 is twenty percent (20%) or more of EESI's then-outstanding common stock. If the condition set forth in this
Section 7.10 is applicable and is not satisfied, Sellers may terminate this Agreement as provided in Section 1.9(e), and in such case Purchasers shall pay the Companies the breakup fee set forth in Section 6.10. The breakup fee in
Section 6.10 shall only be paid once, notwithstanding that the same condition of Closing appears in Section 6.10 and this Section 7.10.

                                 ARTICLE VIII.
                                INDEMNIFICATION
                                ---------------

     Section 8.1.   Indemnification by Sellers.  The Sellers each agree that
                    --------------------------
they will each, jointly and severally, indemnify, defend, protect and hold harmless the Purchasers and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Sellers made in this Agreement or in the Collateral Documents and to be performed by Sellers before or after the Closing Date; (c) the imposition upon, claim against, or payment by the Purchasers of any liability or obligation of the Companies other than the Assumed Liabilities (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b) or (c) of this Section 8.1 of this Agreement has occurred. The indemnification in this Section 8.1 is subject to the limitations set forth in Section 8.5 and 8.6.

     Section 8.2.   Indemnification by Purchasers.  The Purchasers each agree
                    -----------------------------
that they will each, jointly and severally, indemnify, defend, protect and hold harmless each Seller, and each of their respective officers, directors, divisions, subdivisions, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchasers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, incurred by them, or any of them, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchasers set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment of any agreement, covenant or condition on the part of Purchasers made in this Agreement or in the Collateral Documents and to be performed by Purchasers before or after the Closing Date; (c) any Security Liability; (d) any of the Guarantees; (e) the imposition upon, claim against, or payment by the Sellers of any of the Assumed Liabilities; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections
(a), (b), (c), (d) or (e) of this Section 8.2 has occurred. The indemnification in this Section 8.2 is subject to the limitations set forth in Sections 8.5 and 8.6.

     Section 8.3.   Procedure for Indemnification with Respect to Third Party
                    ---------------------------------------------------------
     Claims
     ------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party (it being agreed that Rivkin, Radler & Kremer is satisfactory) so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article VIII, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If the conditions set forth in Section 8.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

     Section 8.4.   Procedure for Non-Third Party Claims.  If Purchasers or
                    ------------------------------------
Sellers wish to make a claim for indemnity under Section 8.1 or Section 8.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 8.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section

8.1 or Section 8.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 8.1 or
Section 8.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 8.5.   Survival of Claims.
                    ------------------

     (a) All of the respective representations and warranties of the Sellers shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties of Sellers pertaining to anti-trust Laws, unfair competition Laws and racketeering Laws set forth in Section
2.13 shall survive for thirty months after the Closing Date, (ii) the representations and warranties of Sellers made in the first two sentences of
Section 2.13(b) as to matters of which they had no knowledge shall survive for eighteen months after the Closing Date, and all other representations and warranties pertaining to Environmental Laws set forth in Section 2.13, including, without, limitation the representations and warranties of the Sellers made in the first two sentences of Section 2.13(b) as to matters of which Sellers had knowledge shall survive for thirty months after the Closing Date,
(iii) all representations and warranties of Sellers pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 2.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Sellers by tax authorities or governmental agencies or governmental units and
(iv) all representations and warranties other than set forth in (i), (ii) and
(iii) above shall survive until eighteen months from the Closing Date.

     (b) All of the respective representations and warranties of Purchasers shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties of Purchasers set forth in
Section 3.14 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought with respect to the sale of a security and (ii) all representations and warranties other than set forth in (i) above shall survive until eighteen months from the Closing Date.

     (c) Notwithstanding the provisions of Section 8.5(a) and 8.5(b) above, which provides that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 8.6.   Limitation of Liability.  Notwithstanding anything else to
                    -----------------------
the contrary contained herein, neither the Purchasers nor any other party entitled to indemnification pursuant to Section 8.1 hereof, shall be entitled to assert any claim for indemnification contained in Section 8.1 unless and until such time as claims of indemnification thereunder, exceed ("Basket") (i) Five Hundred Fifty Thousand ($550,000) Dollars, in the aggregate, for claims made regarding the falsity of the representations and warranties of Sellers made in the first two sentences of Section 2.13(b), where Sellers had no knowledge of the falsity of the representation or warranty, (ii) Five Hundred Fifty Thousand ($550,000) Dollars in the aggregate for claims made regarding the falsity of the representations and warranties of Sellers made in Section 2.14, where Sellers had no knowledge of the falsity of the representation or warranty, (iii) Five Hundred Fifty Thousand ($550,000) Dollars, in the aggregate, for claims made against Purchasers due to Environmental Law violations of the Companies asserted against Purchasers where Sellers had no knowledge of the Environmental Law violation and where the violation occurred prior to the Closing Date, (iv) Three Hundred Fifty Thousand ($350,000) Dollars in the aggregate, for claims made regarding the falsity of any representation or warranty of Sellers made under
Section 2.8(b), and (v) Three Hundred Thousand ($300,000) Dollars in the aggregate, for all other claims, including, without limitation, claims made under the first two sentences of Section 2.13(b) and Section 2.14 where Sellers had knowledge of the falsity of the representation or warranty and for Environmental Law violations of the Companies asserted against Purchasers where
Sellers had knowledge of the violation.    Purchasers shall only be entitled to
assert claims for indemnification that exceed the applicable Basket; it being understood and agreed that the applicable Basket amount shall be excluded from the indemnification contained in Section 8.1 and shall be borne 100% by the Purchasers and the parties entitled to be indemnified thereunder so that the Sellers, as applicable, shall have no liability with respect thereto. In addition, notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section
8.1 shall be limited to an aggregate of seventy-five (75%) percent of the value of the EESI Stock delivered to Companies, as valued under Section 1.3 at closing, as adjusted under Section 1.4.

     Section 8.7.   Insurance Proceeds.  In determining the amount of loss for
                    ------------------
which Purchasers, or any party entitled to be indemnified pursuant to Section
8.1 of this Agreement is entitled, the loss shall be reduced by any proceeds (under insurance policies maintained by Purchasers ) which are paid to any of the Purchasers with respect to the loss for which indemnification is sought. If Sellers pay Purchasers a payment which satisfies Sellers obligations under this
Article VIII, in full, with regard to a loss for which Purchasers were entitled to indemnification in accordance with Section 8.1 and after such payment by Sellers, any of the Purchasers receives insurance proceeds (under insurance policies maintained by any of the Purchasers) in payment of the same loss, Purchasers will reimburse the Sellers for the amount the

Sellers have paid up to, but not exceeding, the insurance proceeds received. Notwithstanding the prior two sentences, a loss or losses incurred by Purchasers shall not be reduced and Sellers shall not be reimbursed by or with the amount of insurance proceeds paid to Purchasers equaling, in the aggregate, the applicable Basket for which Purchasers were not indemnified. The initial amounts of insurance proceeds received by Purchasers up to the amount of the applicable Basket with respect to any loss or losses for which indemnification under Section 8.1 applies, shall compensate Purchaser and EESI for not being able to initiate an indemnification claim until an aggregate loss equal to the applicable Basket is suffered by the Purchasers as set forth in Section 8.6. Purchaser and/or EESI shall use their reasonable efforts to assert the claim giving rise to any loss for which they are entitled to be indemnified under
Section 8.1, with the issuer of the applicable insurance policy.

                                  ARTICLE IX.
                               OTHER PROVISIONS
                               ----------------

     Section 9.1.   Nondisclosure by Sellers.  Sellers recognize and acknowledge
                    ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of the Companies such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Sellers agree that for a period of five (5) years from the Closing Date and as to any Records received by them under Section
5.3 of this Agreement, five (5) years from their receipt of the Records, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Sellers, unless (i) such information becomes known to the public generally through no fault of Sellers, (ii) the Sellers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Sellers of the provisions of this Section, Purchasers shall be entitled to an injunction restraining Sellers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchasers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.2.   Nondisclosure by Purchasers.  Purchasers recognize and
                    ---------------------------
acknowledge that they have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of the Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Purchasers, jointly and severally, agree that none of them will utilize such information in the business or operation of Purchasers, or any of their affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchasers or any of their affiliates (ii) Purchasers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding or (iii) Closing takes place. In the event of a breach or threatened breach by Purchasers of the provisions of this Section, the Sellers shall be entitled to an injunction restraining Purchasers from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.3.   Assignment; Binding Effect; Amendment.  This Agreement and
                    -------------------------------------
the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Purchasers) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchasers, and the Sellers. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 9.4.   Entire Agreement.  This Agreement, is the final, complete
                    ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 9.5.   Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 9.6.   Notices.  All notices or other communications required or
                    -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a) If to Purchasers, addressed to them at:

               President
               1000 Crawford Place
               Mt. Laurel, NJ 08054

               with a copy to:

               Robert M. Kramer & Assoc., P.C.
               1150 First Avenue, Suite 900
               King of Prussia, PA 19406

     (b) If to Sellers, addressed to
               each Seller as set forth on
               Exhibit "A" attached.

               with a copy to:

               Rivkin, Radler & Kremer
               EAB Plaza
               Uniondale, NY 11556-0111
               Attn:  Barry R. Shapiro, Esq.

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 9.6.

     Section 9.7.   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 9.8.   No Waiver.  No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 9.9.   Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 9.10.  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 9.11.  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 9.12.  Extension or Waiver of Performance.  Either William Leone on
                    -----------------------------------
behalf of the Sellers, or Purchasers may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by William Leone on behalf of the Sellers and the Purchasers.

     Section 9.13.  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 9.14.  Disclosure on Schedules.  The parties acknowledge that
                    -----------------------
notwithstanding the provisions of the Agreement stating all Schedules and Exhibits to this Agreement are attached to the Agreement, none of the Schedules have been attached and certain of the Exhibits have not been attached. Sellers will deliver to Purchasers all Schedules to be attached to this Agreement as soon as reasonably possible but no later than thirty (30) days from the date of this Agreement. Purchasers will have fourteen (14) days from the date of delivery of the Schedules, to review the Schedules and terminate the Agreement by sending written notice to Companies, if Purchasers are not satisfied with any material matter revealed by any Schedule. The parties hereto shall use their best efforts to agree upon and attach to this Agreement all Exhibits not attached to this Agreement on the date of this Agreement's execution. If the parties can not agree upon any Exhibits not attached to this Agreement, by November 15, 1996, any of the parties may terminate this Agreement by sending written notice of termination to the other parties. Once the Schedules are produced and the Exhibits agreed upon the parties hereto shall execute a signature page which states that attached to the signature page are the Schedules and Exhibits to this Agreement. For purposes of this Agreement, a disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made. The parties to this Agreement shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in
Section 6.1 shall not be satisfied, if the amendment or supplementation of any Schedule by Sellers results in any of Sellers' representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchasers, the Assets or the Business.

     Section 9.15.  Arbitration.
                    -----------

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, in New York, New York and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to the Purchasers and the Sellers in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Purchasers and the Sellers, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                 PURCHASERS


                         EASTERN ENVIRONMENTAL
                         SERVICES, INC.

                         By: /s/  Louis D. Paolino, Jr.
                             ------------------------------------
                             Name:  Louis D. Paolino, Jr.
                             Title:   President


                         EASTERN WASTE OF L.I., INC.


                         By: /s/  Louis D. Paolino, Jr.
                             ------------------------------------
                             Name:  Louis D. Paolino, Jr.
                             Title:   President


                         EASTERN WASTE OF
                         NEW YORK, INC.


                         By: /s/  Louis D. Paolino, Jr.
                             ------------------------------------
                             Name:  Louis D. Paolino, Jr.
                             Title:   President


                         EASTERN CONTAINER CORPORATION


                         By: /s/  Louis D. Paolino, Jr.
                             ------------------------------------
                             Name:  Louis D. Paolino, Jr.
                             Title:   President

                         COMPANIES


                         KC WASTE SERVICES, INC.


                         By: /s/ William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President


                         CURBSIDE LEASING, INC.


                         By: /s/ William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President


                         WASTE SERVICES, INC.


                         By: /s/  William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President


                         N.Y. WASTE SERVICES, INC.


                         By: /s/  William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President


                         L.I. WASTE SERVICES, INC.


                         By: /s/ William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President

                         SHAREHOLDERS

                         WSI HOLDING CORPORATION

                         By: /s/ William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President

                         WSI REALTY, INC.

                         By: /s/ William F. Leone
                             -----------------------------------
                             Name:  William F. Leone
                             Title:   President

                          /s/ William F. Leone
                          --------------------------------------
                          William F. Leone

                          /s/  John D. Leone
                          --------------------------------------
                          John D. Leone

                          /s/  Joseph G. Leone
                          --------------------------------------
                          Joseph G. Leone


                          /s/  Richard A. Leone
                          --------------------------------------
                          Richard A. Leone


                          /s/  Janet A. Ruddy
                          --------------------------------------
                          Janet A. Ruddy


                          /s/  Paul M. Leone
                          --------------------------------------
                          Paul M. Leone

         AS TO THE OBLIGATIONS OF ESCROW AGENT IN SECTION 1.3(b) ONLY

                          ROBERT M. KRAMER & ASSOCIATES, P.C.


                         By: /s/  Robert Kramer
                             -----------------------------------
                             Robert M. Kramer

                                 EXHIBIT 10.1
                                 ------------


     Amendment No. 1 dated as of April 14, 1997, to Agreement and Plan of Reorganization made as of October 23, 1996 by and among Waste Services, Inc., N.Y. Waste, Inc., L.I. Waste Services, Inc., KC Waste Services Inc., Curbside Leasing Inc., the individuals and entities who are shareholders of the foregoing, Eastern Environmental Services, Inc., Eastern Waste of N.Y. Inc., Eastern Waste of L.I., Inc., and Eastern Container Corporation (the "Agreement"). All capitalized terms used but not defined herein shall have the meanings described to them in the Agreement.

                                   RECITALS
                                   --------

          The parties have entered into the Agreement which provides that the Closing thereunder shall occur on or prior to December 31, 1996. The parties hereto wish to extend the termination date and to make certain other modifications to the Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto agree to amend the Agreement as follows:

                            ARTICLE I.  AMENDMENTS.

          1.1 The first sentence of Section 1.3(b) of the Agreement is hereby amended by deleting the phrase "less the historic bad accounts receivable reserve of the Companies exceeds the accounts payable of the Companies, assumed by the Purchasers in accordance with this Agreement ("Accounts Receivable Payment")" and the following new phrase is substituted therefor: "less the bad accounts receivable reserve of the Companies agreed upon by Sellers and Purchasers at Closing, exceeds the accrued expenses, accrued interest, accrued unpaid vacation and accounts payable of the Companies, assumed by the Purchasers in accordance with this Agreement ("Accounts Receivable Payment"). The fifth sentence of Section 1.3(b) is amended by deleting from clause (i) the phrase "plus $350,000".

          1.2    Section 1.4 of the Agreement is hereby amended as follows:

          (a) Section 1.4(a) of the Agreement is hereby amended by deleting the number "$26,859,615" therefrom and substituting the number "$26,000,000" therefor.

          (b) Section 1.4(b) is hereby amended by deleting the phrase "Twelve Million Eight Hundred Fifty-Nine Thousand

Six Hundred Fifteen ($12,859,615) Dollars" therefrom and substituting the new phrase "Twelve Million ($12,000,000) Dollars" therefor.

          1.3 Section 1.4(a)(iii) is hereby amended and restated in its entirety to read as follows:

                 "(iii) increased, by the amount by which the accounts receivable of the Companies conveyed to the Purchasers at Closing, less the bad accounts receivable reserve of the Companies agreed upon by Sellers and Purchasers at Closing, exceeds the accrued expenses, accrued interest, accrued unpaid vacation and accounts payable of the Companies, assumed by the Purchasers in accordance with this Agreement."

          1.4    Section 1.4 of the Agreement is hereby amended as follows:

                 (a) Section 1.4(b) of the Agreement is hereby amended by deleting the phrase "($7.50)" therefrom and substituting the phrase "($9.00)" therefor and the last paragraph of Section 1.4 of the Agreement is hereby amended by deleting the phrase "$7.50" therefrom and substituting the phrase "$9.00" therefor.

                 (b) Section 1.4(b) of the Agreement is hereby further amended by deleting the phrase "Twelve Million Eight Hundred Fifty-Nine Thousand Six Hundred Fifteen ($12,859,615) Dollars" therefrom and substituting the phrase "Twelve Million ($12,000,000) Dollars" therefor.

                 (c) The following new clause (iv) shall be added to Section 1.4(a) of the Agreement:

                       "(iv) decreased by a dollar amount equal to the product of (A) eighteen (18) and (B) the dollar amount by which the annualized revenues of the Companies on the Closing Date is less than $17,011,000, provided however there shall be no purchase price adjustment pursuant to this clause (iv) if the decrease in revenues is five percent (5%) or less. When determining the dollar amount of the annualized revenue of the Business on the Closing Date, the dollar amount by which revenues are reasonably likely to decrease if there shall have been enacted or promulgated or adopted, on or prior to the Closing Date, any rule, statute, law or regulation or any modification or interpretation of any of the foregoing, (including without limitation, any of the foregoing which reduces the rates charged to customers for any services) which is reasonably likely to decrease revenues of the Companies by 5% or more, taken as a whole, from the date of this Agreement, shall be taken into consideration. The 5% or more change in revenues referred to in this clause
                       (iv) shall not be deemed to be a material adverse change under Section 6.3 of this Agreement."

                 (d) Section 1.4 of the Agreement is hereby further amended by adding the following new subsection (c) thereto before the last paragraph of Section 1.4:

                       "(c)   After giving effect to the calculation of the
                       Dollar Value of the Purchase Price and the determination of the amount of EESI Stock to be paid to the Companies in accordance with subsections (a) and (b) above, the amount of EESI Stock to be paid to be Companies shall be reduced by the number of shares of EESI Stock which is determined on the basis of the following calculation:
                       $100,000 divided by the closing price for EESI's common stock on the NASDAQ National Market for the trading day which is five trading days prior to the Closing Date."

          1.5 Section 1.7(b) of the Agreement is hereby amended by deleting the word "and" before clause (vi) and inserting the following new phrase after such clause (vi): "and (vii) accrued expenses, accrued interest and accrued unpaid vacation"

          1.6    Section 1.9 of the Agreement is hereby amended as follows:

                 (a) Section 1.9(b) is hereby amended and restated in its entirety to read as follows:

                       "(b)   by EESI by that date which is fourteen days after
                       the Approval Date (or if such date is not a business day, then the next business day) if (i) EESI is not satisfied in its sole discretion with the due diligence it has conducted on the Companies or (ii) without limiting the generality of the foregoing clause (i), if EESI in its sole discretion determines that there are any matters of which it otherwise becomes aware during the course of its due diligence which are materially adverse to the Purchasers, the Assets, or the Business. For purposes hereof, the "Approval Date" shall mean that date on which the Purchasers have received written approval from the Trade Waste Commission for the Purchasers to close the transactions contemplated by this Agreement."

                 (b) Subsections 1.9(c), (d) and (e) of the Agreement are hereby amended by deleting the phrase, "December 31, 1996" therefrom and substituting the phrase "April 30, 1997" therefor and the last sentence of Section 1.9(e) is deleted therefrom.

          1.7    Section 1.10 of the Agreement is hereby amended as follows:

                 (a) The phrase ", including but not limited to the Employment Agreement" is hereby deleted from Section 1.10(b).

                 (b)   Section 1.10(d) is hereby deleted in its entirety.

          1.8 Section 1.11 of the Agreement is hereby amended by deleting Subsection (b) therefrom.

          1.9 Section 2.8(b) of the Agreement is hereby amended by deleting the phrase "less $350,000", from the fifth sentence of such Section 2.8(b).

          1.10   Section 3.4 of the Agreement is hereby amended as follows:

                 "Section 3.4   Public Reports.  EESI has made all filings with
                                --------------
          Securities and Exchange Commission that it is required to make under the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended (collectively, the "Public Reports"). EESI has delivered to Sellers all such Public Reports filed by EESI through March 31, 1997. The Public Reports accurately and completely describe, in all material respects, EESI's financial status, business operations and prospects as of the date of such filings, and do not contain any untrue statement of a material fact or omit any material fact(s) necessary to make the information contained in the filings not misleading."

          1.11   Section 3.5 of the Agreement is hereby amended as follows:

                 "Section 3.5   Authorized Stock.  The total authorized capital
                                ----------------
          stock of EESI consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Class A Common Stock, par value $.01 per share, none of which is outstanding. As of February

          21, 1997, the outstanding shares of capital stock of EESI consisted solely of 13,244,807 shares of Common Stock, par value $.01. EESI New York, EESI Container and EESI LI have 1,000 shares of no-par-value common stock authorized and 100 shares issued, all of which are owned by EESI. All of such issued and outstanding shares of Purchasers have been duly authorized and validly issued, are fully-paid and non-assessable and were issued in compliance with all federal and state securities laws."

          1.12 Section 3.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

                 "Section 3.10  Hart-Scott-Rodino Filing. Purchasers, jointly
                                ------------------------
          and severally, represent and warrant that they shall make a Hart-Scott -Rodino anti-trust notification filing, if such a filing is required by applicable law, at Purchasers' expense."

          1.13 Section 4.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

                 "Section 4.7   Audited Financial Statements.
                                ----------------------------

                 (a) Sellers agree to cause the Companies to prepare and the Companies shall prepare an audited balance sheet for the Companies as of December 31, 1996 and a statement of income, cash flow and retained earnings for the Companies for the twelve month period ended December 31, 1996 ("Historical Financial Statements") as rapidly as possible, but no later than 30 days after the Closing Date (the "Post Closing Date"). Sellers shall also cause the Companies to prepare an unaudited balance sheet of the Companies as of the end of the calendar quarter completed immediately prior to the Closing Date and an unaudited statement of income, cash flow and retained earnings for the period ending with the completion of the calendar quarter ended prior to the Closing Date ("Interim Financial Statements"). The Interim Financial Statements are to be delivered by the Companies on or before the Post Closing Date. Companies may select the accounting firm used to prepare such statements as required above, but said firm must be reasonably acceptable to EESI. Purchasers shall pay the fee of the accounting firm hired to prepare the statements required by this
Section 4.7, whether or not Closing occurs. If the Purchasers fail to pay the invoice of the accounting firm hired to prepare the statements referred to in this Section 4.7, then the Sellers may, on behalf of the Purchasers, pay such fees in which case the Purchasers shall, promptly upon receiving from Sellers evidence of such payment by Sellers to the accounting firm, reimburse the Sellers for such amount together with interest computed at an annual interest rate equal to the higher of 25% per annum or the maximum rate permitted by applicable law on any amounts so advanced by Sellers from the date of such advancement to the date of reimbursement by Purchasers.

                 (b) The Sellers acknowledge that the delivery of the Historical Financial Statements to EESI on or prior to the Post Closing Date is of paramount importance to EESI and its shareholders and that time is of the essence because EESI will need the Historical Financial Statements in order to file a Form 8-K as required by the Securities and Exchange Commission in a timely manner. If the Sellers fail to deliver the Historical Financial Statements to EESI on or prior to the Post Closing Date then EESI is hereby irrevocably instructed to cancel all the outstanding shares of EESI Stock which the Sellers received at Closing or any other shares of EESI Stock issued or to be issued after the Closing in connection therewith, without any liability to the Sellers, provided, however, that EESI or the Purchasers and the Sellers
             --------  -------
promptly execute an Assignment and Assumption Agreement whereby the Purchasers shall reassign all of the assets to be assigned to the Purchasers hereunder to the Seller and the Sellers shall reassume the liabilities to be assumed by the Purchasers hereunder. After such cancellation by EESI and the execution of the Assignment and Assumption Agreement referred to in the preceding sentence, this Agreement shall be deemed terminated and neither party hereto shall have any obligation to any other party."

          1.14 Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows:

                 "Section 5.1   Payment of Expenses.  EESI will pay all expenses
                                -------------------
          incurred by Purchasers in connection with the negotiation, execution and performance of this Agreement. At the Closing, EESI will also pay the accounting fees for the audits to be delivered by the Companies as set forth in Section 4.7 and any accounting fees incurred in connection with the preparation of audited financial statements for the twelve month period ended December 31, 1994 and December 31, 1995, respectively. The Companies, before the Closing Date, shall either pay all reasonable legal and accounting expenses incurred by the Shareholders and the Companies (except for the accounting fees set forth in Section 4.7 and the accounting fees EESI has agreed to pay in the prior sentence) in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents or present invoices for such accounting and legal fees so that the Dollar Value of the Purchase Price may be adjusted on the Closing Date to take into consideration the accounts payable evidenced by such invoices."

          1.15 Section 5.2 of the Agreement is hereby amended by adding the following new subsection (e) thereto:

               "(e) Sellers agree that, with respect to the first underwritten public offering for the sale of EESI Stock pursuant to an effective registration statement which occurs after the Closing Date, they will enter into a "lock-up" agreement which would prohibit them from selling any Restricted Stock or Unrestricted Stock for a period of 90 days commencing on the date such registration statement becomes effective, if such a "lock-up" agreement is requested by the underwriter of such public offering."

          1.16 Section 5.4 of the Agreement is hereby amended by deleting therefrom the phrase "$7.50" and substituting therefor the phrase "$9.00".

          1.17 Article V of the Agreement is hereby amended by adding the following new Section 5.5 thereto:

               "Section 5.5.  Reassignment of Receivables.  If the Purchasers
                              ---------------------------
          make a claim for indemnification under Article VIII hereof for reimbursement for an uncollected account receivable, then after the Purchasers have received payment in full from the Shareholders of the requested indemnity, the Purchasers shall reassign such uncollected account receivable to the Sellers and the Sellers shall have the right to collect such account receivable."

          1.18 Section 6.3 of Agreement is hereby amended and restated in its entirety to read as follows:

               "Section 6.3.  Fiscal Condition of Business.  There shall have
                              ----------------------------
been no material adverse change in the results of operations, financial condition or business of the Companies, taken as a whole, and the Companies taken as a whole shall have not suffered any material loss or damage to any of the Assets, whether or not covered by insurance, since the date of the Financial Statements; there shall not have been any cancellation or modification of any Material Documents except for such cancellation or modification set forth in
Schedule 6.3 to this Agreement or for such cancellation or modification of any Material Documents which, singly or in the aggregate, is not reasonably likely to have a material adverse effect on the operations, financial condition or business of the Companies, taken as a whole, their Business or Assets (it being understood that all cancellations and modifications of Material Documents which affect revenue shall be computed in the purchase price adjustment provided for in Section 1.4(a)(iv)); there shall be a sufficient number of rolling stock, vehicles and other equipment in good working condition to provide service to the customers of the Companies on the Closing Date and to otherwise conduct the business of the Companies in their customary and usual manner."

          1.19 Article VI of the Agreement is hereby amended by deleting Section
6.5. therefrom and substituting the following new Section 6.5 therefor:

               "Section 6.5   Employment Agreements.  The Purchasers shall have
                              ---------------------
received evidence satisfactory to them that the contracts of employment with John J. Sindone, Jr. and William Leone have been cancelled and are no longer in full force and effect."

          1.20 Article VI of the Agreement is hereby amended by deleting Section
6.7 therefrom and inserting in lieu thereof "Intentionally Omitted".

          1.21 Section 6.10 of the Agreement is hereby amended by deleting the phrase "$7.50" therefrom and substituting the phrase "$9.00" therefor.

          1.22 Article VI of the Agreement is hereby amended by adding the following new Section 6.11 thereto:

               "Section 6.11  Payment of Company Debt.  Sellers shall have made
                              -----------------------
          arrangements to arrange for payment of the Company Debt (other than bank or finance company debt or the indebtedness to the Department of Justice evidenced by a promissory note dated December 27, 1994) in a proportion of cash and EESI common stock valued at the market value of EESI's common stock at the time of issuance, as listed on the NASDAQ National Market, which proportionate amounts of stock and cash shall be satisfactory to the Purchasers in their sole discretion."

          1.23  Article VII of the Agreement is hereby amended by deleting
Section 7.5 therefrom and inserting in lieu thereof "Intentionally Omitted".

          1.24 Article VII of the Agreement is hereby amended by deleting
Section 7.9 therefrom and inserting in lieu thereof "Intentionally Omitted".

          1.25 Section 8.1 of the Agreement is hereby amended by adding the following new clauses "(e)", "(f)" and "(g)" to the end of the first sentence thereof:

               "(e) any obligation of any Seller to pay any amounts owed to the Town of Hempstead, New York, for landfill, dumping, or any other fees related to any of the foregoing which are not disclosed in the Schedules to this Agreement (the indemnification in this clause (e) being the "Landfill Indemnity"), (f) any liability, environmental or otherwise, arising in connection with the Kin-Buc Landfill Superfund Site in Edison, New Jersey, notwithstanding the disclosure of such liability or potential liability on Schedules 2.13(b) and (c) to the Agreement (the indemnification in this clause (f) being the "Kin-Buc Indemnity") and (g) any imposition upon, claim against or payment by the Purchasers of any liability or obligation of the Companies (other than the obligations to Vulpis set forth on Schedule 1.4 which pursuant to Section 1.7 are defined as "Assumed Liabilities"), relating to, arising in connection with or from, or as a result of, the Stock Purchase Agreement dated September 11, 1995 between WSI Realty Inc. and Dominick Vulpis (the indemnification in this clause (g) being the "Vulpis Indemnity")."

          1.26 Section 8.1 of the Agreement is hereby further amended by inserting in the last sentence thereof after the phrase "Section 8.1" the following new phrase "(other than the Landfill Indemnity, the Kin-Buc Indemnity or the Vulpis Indemnity)".

          1.27 Section 8.5(b) of the Agreement is hereby amended by deleting therefrom the phrase "Section 3.14" and substituting therefor the phrase "Section 3.4".

          1.28 Section 8.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "Section 8.6  Limitation of Liability. Notwithstanding anything
                             -----------------------
          else to the contrary contained herein, neither the Purchasers nor any other party entitled to indemnification pursuant to Section 8.1 hereof, shall be entitled to assert any claim for indemnification contained in Section 8.1 (other than the Landfill Indemnity, the Kin-Buc Indemnity or the Vulpis Indemnity) unless and until such time as claims of indemnification thereunder, exceed ("Basket") (i) One Hundred ($100) Dollars in the aggregate, for claims made regarding the falsity of any representation or warranty of Sellers made under
          Section 2.8(b); (ii) Two Hundred Thousand ($200,000) Dollars, in the aggregate, for all other claims, provided however, that neither the Landfill Indemnity, the Kin-Buc Indemnity or the Vulpis Indemnity shall be subject to the Basket and shall in each case be reimbursable from the first dollar of monies expended by or loss incurred by, the Purchasers. Except in the case of the Landfill Indemnity, Kin-Buc Indemnity and the Vulpis Indemnity, Purchasers shall only be entitled to assert claims for indemnification that exceed the applicable Basket; it being understood and agreed that the applicable Basket amount shall be excluded from the indemnification contained in Section
          8.1 and shall be borne 100% by the Purchasers and the parties entitled to be indemnified thereunder so that the Sellers, as applicable, shall have no liability with respect thereto. In addition, notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section 8.1 shall be limited to an aggregate of seventy-five (75%) percent of the value of the EESI Stock delivered to Companies, as valued under Section 1.3 at closing, as adjusted under Section 1.4."

          1.29 Section 9.14 of the Agreement is hereby amended as follows:

               (a) the third sentence of Section 9.14 is hereby amended and restated to read in its entirety as follows: "Purchasers will have fourteen (14) days from the Approval Date (as defined in Section 1.9(b)) to review any new or revised Schedule delivered to Purchasers on or prior to the Approval Date and terminate the Agreement by sending written notice to the Company if Purchasers are not satisfied with any material matter revealed by any such new or revised Schedule."

               (b) the fifth sentence of Section 9.14 is hereby amended and restated to read in its entirety as follows: "If the parties cannot agree upon any Exhibits or Schedules on or prior to the Closing Date not attached to this Agreement, or if the parties are unable to agree upon the allocation of EESI Stock to be set forth in a revised and final Exhibit A on or prior to the Closing Date, or if the items referred to in paragraphs 1 and 5 of the letter dated February 13, 1997 to Jill Rosen Nikoloff, Esq. from Sandra J. DuBoff, Esq. (the "Schedule Letter") are explained, clarified, or reconciled on or prior to the Closing Date in a manner which the Purchasers in good faith believe to be materially adverse to the Purchasers, the Assets or the Business, then in each instance any of the parties may terminate this Agreement by sending written notice of termination to the other Parties."

          1.30 The Agreement is hereby amended by adding thereto the new "Schedule 6.3", "Schedule 1.10(c)", "Schedule 1.10(f)", "Schedule 1.11(a)" and "Schedule 1.11(e)", which are attached to this Amendment.

                          ARTICLE II.  MISCELLANEOUS.

          2.1 All references in the Agreement to "this Agreement" or like terms shall mean and be a reference to the Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

          2.2  The Purchasers and Sellers hereby acknowledge that, pursuant to
Section 9.14 of the Agreement, they have agreed upon the Exhibits and Schedules to be attached to the Agreement except for Exhibit A which sets forth the allocation of EESI Stock and except for the clarification, reconciliation and explanation of item 5 in the Schedule Letter. All other terms and conditions of
Section 9.14 remain in full force and effect, including without limitation the obligation of the Sellers to amend and update the Schedules and Exhibits. Nothing in this paragraph 2.2 shall be deemed to modify the last sentence of
Section 9.14 of the Agreement or to waive any of the Purchasers' rights not to close under the Agreement as provided in Section 9.14 thereof.

          2.3 Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          2.4  This Amendment hereby incorporates, includes and is subject to
Article IX of the Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

               PURCHASERS


                         EASTERN ENVIRONMENTAL
                         SERVICES, INC.

                         By: /s/Robert Kramer
                            -----------------------------
                              Name:  Robert M. Kramer
                              Title: Vice President


                         EASTERN WASTE OF L.I., INC.


                         By: /s/Robert Kramer
                            ----------------------------
                              Name:  Robert M. Kramer
                              Title: Vice President

                         EASTERN WASTE OF
                         NEW YORK, INC.


                         By: /s/Robert Kramer
                            ------------------------------
                              Name:  Robert M. Kramer
                              Title: Vice President


                         EASTERN CONTAINER CORPORATION


                         By: /s/Robert Kramer
                            --------------------------------
                              Name:  Robert M. Kramer
                              Title: Vice President

                         COMPANIES


                         KC WASTE SERVICES, INC.


                         By: /s/William F. Leone
                            -------------------------------
                              Name:  William F. Leone
                              Title:   President


                         CURBSIDE LEASING, INC.


                         By: /s/William F. Leone
                            ------------------------------
                              Name:  William F. Leone
                              Title:   President


                         WASTE SERVICES, INC.


                         By: /s/William F. Leone
                            ------------------------------
                              Name:  William F. Leone
                              Title:   President


                         N.Y. WASTE SERVICES, INC.


                         By: /s/William F. Leone
                            --------------------------------
                              Name:  William F. Leone
                              Title:   President

                         L.I. WASTE SERVICES, INC.


                         By: /s/William F. Leone
                            ------------------------------
                              Name:  William F. Leone
                              Title:   President

                         SHAREHOLDERS

                         WSI HOLDING CORPORATION

                         By: /s/William F. Leone
                            --------------------------------
                              Name:  William F. Leone
                              Title:   President

                         WSI REALTY, INC.

                         By: /s/William F. Leone
                            -----------------------------
                              Name:  William F. Leone
                              Title:   President

                           /s/ William F. Leone
                          ---------------------------------
                          William F. Leone

                           /s/ John D. Leone
                          --------------------------------
                          John D. Leone

                           /s/ Joseph G. Leone
                          ----------------------------------
                          Joseph G. Leone


                           /s/ Richard A. Leone
                          ---------------------------------
                          Richard A. Leone


                           /s/ Janet A. Ruddy
                          ----------------------------------
                          Janet A. Ruddy


                           /s/ Paul M. Leone
                          ----------------------------------
                          Paul M. Leone

     AS TO THE OBLIGATIONS OF ESCROW AGENT IN SECTION 1.3(b) OF THE AGREEMENT
     ONLY

                         ROBERT M. KRAMER & ASSOCIATES, P.C.


                         By: /s/ Robert Kramer
                            -----------------------------------
                              Robert M. Kramer

                                 EXHIBIT 10.1
                                 ------------


     Amendment No. 2 dated as of May 12, 1997, to Agreement and Plan of Reorganization made as of October 23, 1996 by and among Waste Services, Inc., N.Y. Waste Services, Inc., L.I. Waste Services, Inc., KC Waste Services Inc., Curbside Leasing Inc., the individuals and entities who are shareholders of the foregoing, Eastern Environmental Services, Inc., Eastern Waste of New York, Inc., Eastern Waste of L.I., Inc., and Eastern Container Corporation, as amended by that certain Amendment No. 1 dated as of April 14, 1997 (the "Agreement"). All capitalized terms used but not defined) herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS
                                   --------

     The parties have entered into the Agreement which provides that the Closing thereunder shall occur on or prior to April 30, 1997. The parties hereto wish to extend the termination date and to make certain other modifications to the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto agree to amend the Agreement as follows:

                            ARTICLE I.  AMENDMENTS.

     1.1 Section 1.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

                    "(b)(i) Sellers represent and warrant that the parties to the Bivona Agreements (hereinafter defined) claim they are owed $3,500,000 by Sellers under the Bivona Agreements. To secure the indefeasible payment in full of the Bivona Indemnity (hereinafter defined), EESI shall not issue 215,000 shares of EESI Stock (the "Withheld Stock") allocated to KC Waste it would otherwise issue pursuant to Section 1.4(b)(i) below, until the Settlement Date. For purposes hereof, the Settlement Date shall mean that date which is the earlier of (A) that date by which a court of competent jurisdiction has issued a final, unappealable decision with respect to the amount of money owed in respect of each of the Asset Purchase Agreements dated February, 1992 in respect of Dominick Colucci, Inc., John Bivona Carting Corp., J.J.J. Carting Corp., and Utica Rubbish Corp., respectively, and any related non-competition, consulting, subcontracting or other agreements related thereto (the "Bivona Agreements") , (B) that date by which a binding settlement agreement has been entered into between the Sellers (consented to by TWC, hereinafter defined, the Purchasers and the parties to the Bivona Agreements (other than the Sellers) and a release of the Purchasers and Sellers from any liability to any parties to the Bivona Agreements (other than the Sellers) has been executed, or (C) that date which is five years after the Closing Date under this Agreement. If the Sellers fail to make prompt payment to Purchasers for any claim by Purchasers for payment under the Bivona Indemnity, then the Purchasers' obligation to deliver the Withheld Stock shall be reduced by the number of shares of EESI Stock equal to the dollar amount of the Bivona Indemnity which was not paid by Sellers, based upon the then closing price of the EESI common stock on the NASDAQ national market or the national exchange on which EESI Stock is then listed on the date EESI applies the Withheld Stock to pay for any part of the Bivona Indemnity which Sellers did not pay. Five business days after the Settlement Date, EESI shall deliver to KC Waste the Withheld Stock, after giving effect to any deductions, if applicable. EESI agrees that EESI will deliver to KC Waste the Withheld Stock prior to the Settlement Date on that date on which KC Waste delivers immediately available funds to EESI, to be held in escrow by Robert M. Kramer Associates, P.C. (the "Escrow Agent"), in an amount equal to the greater of $3,225,000 or the then number of shares of Withheld Stock based upon the closing price for EESI Stock on the NASDAQ national market or any national exchange on which EESI Stock is listed on the day prior to the delivery of such funds to the Escrow Agent."

                    "(b)(ii) In consideration of EESI posting on behalf of Waste all bonds and depositing the funds in an escrow account pursuant to the Conditional Permission to Proceed with Sale Transaction Pursuant 17 RCNY (S)5-05b(ii) (the "Conditional Permission") issued by the New York City Trade Waste Commission ("TWC") on May 9, 1997, EESI shall not issue 6,170 shares of EESI Stock (the "TWC Withheld Stock") it would otherwise issue pursuant to Section 1.4(b)(ii) below, based upon a per share price of $12.15 until the TWC Settlement Date. Five business days after the TWC Settlement Date, EESI shall deliver to KC Waste the TWC Withheld Stock, after giving effect to any deductions, if applicable. For purposes hereof, the TWC Settlement Date shall mean that date which is the date on which TWC determines the dollar amount of any administrative fines which are to be paid by Waste and whether or not any monies are owed in respect of business arrangements of Waste with Coney Island Rubbish Removal Co., Inc. and Golden Gate Carting Co., Inc., or such later date as is permitted by the TWC to contest any fines which are to be paid by Waste (the date on which the amounts to be paid to TWC are finally determined is the "TWC Settlement Date"). To the extent that any monies provided by the Purchasers pursuant to this Section 1.3(b)(ii) to TWC are paid to by TWC, then the Purchasers' obligation to deliver the TWC Withheld Stock shall be reduced by that dollar amount of EESI Stock, based upon a per share price equal to $12.15, which is equal to the amount of funds paid to TWC. EESI agrees that EESI will deliver to the Sellers the TWC Withheld Stock prior to the TWC Settlement Date on that date on which Sellers deliver immediately available funds to EESI, to be held in escrow by the Escrow Agent, in an amount equal to $75,000, the then number of shares of TWC Withheld Stock based upon the closing price for EESI Stock on the NASDAQ national market or any national exchange on which EESI Stock is listed on the day prior to the delivery of such funds to the Escrow Agent."

                    "(b)(iii) Purchasers and Sellers shall each pay one half of the fees required to be paid to TWC pursuant to the Conditional Permission for TWC's review of this Agreement and the documents executed in connection herewith. The Escrow Agent shall hold in escrow the funds required to be held in escrow pursuant to the Conditional Permission, and shall pay such funds to TWC as required by TWC."

          1.2  Section 1.4 of the Agreement is hereby amended as follows:

                    (a) Section 1.4(a) of the Agreement is hereby amended by deleting the number "$26,000,000" therefrom and substituting the number "$23,040,000" therefor.

                    (b) Section 1.4(a)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

                        "(iii)  decreased by a dollar amount of $3,321,310."

                    (c) Section 1.4(a)(iv) is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor:

                    (d) Section 1.4 is hereby amended by adding the new subsection (d) thereto:

                        "(d)  "(i) Sellers hereby represent and warrant that
               Dominick Vulpis ("Vulpis") claims he is owed $730,000 under the Vulpis Consulting

               Agreement (hereinafter defined). If the Sellers are required to pay to Vulpis any monies pursuant to the certain Consulting and Noncompetition Agreement dated as of September 11, 1995 between KC Waste and Vulpis (the "Vulpis Consulting Agreement"), and Sellers present evidence of such payment to Vulpis which is reasonably satisfactory to Purchasers and TWC has approved payment to Vulpis, the Purchasers shall pay to Sellers additional EESI Stock equal to the amount paid to Vulpis in respect of any amounts owed to him under the Vulpis Consulting Agreement, but not to exceed $630,000, pursuant to the Consulting Agreement, based upon the closing price of the EESI common stock on the NASDAQ national market or the national exchange on which EESI Stock is then listed on that date which is five days prior to the Sellers making any payments to Vulpis pursuant to the Vulpis Consulting Agreement.

                         (ii) Sellers hereby represent and warrant Vulpis and affiliated entities claim they are owed $2,641,310 under the Vulpis Agreements (hereinafter defined). If Sellers make payments to Vulpis or any affiliated entities (other than a draw under the Letter of Credit, hereinafter defined) in satisfaction of the amounts owed to Vulpis or any affiliated entities under any of the Vulpis Agreements, hereinafter defined, and if by that date on which Vulpis acknowledges in writing that Vulpis and affiliated entities have been paid an amount which is in full satisfaction of the amounts owed to them under the Vulpis Agreements and the Letter of Credit has either expired by its terms or been canceled with the consent of Vulpis, Purchasers shall pay to Sellers that dollar amount of EESI Stock equal to the amount paid by Sellers to Vulpis based upon the closing price of the EESI common stock on the NASDAQ national market or the national exchange on which EESI Stock is then listed on that date which is five days prior to the date on which all the conditions set forth in this Section 1.4(d)(ii) have been satisfied, provided, however, that the aggregate amount of EESI Stock paid to Sellers as additional purchase price under this Section 1.4(d)(ii) and the amount drawn under the Letter of Credit shall not exceed $2,641,310."

                         (iii) If and when Vulpis and/or his affiliated
               entities have been paid any amounts to satisfy in full the amounts owed to Vulpis and/or his affiliated entities pursuant to the Stock

               Purchase Agreement dated September 11, 1995 between WSI Realty Inc. and Vulpis, Guarantee Fee Agreement between Vulpis and KC Waste, Escrow Agreements dated as November 4, 1995 by and among WSI Realty, Inc., WSI Holding Corp., Curbside, KC Waste, Vulpis and Salvatore Marinello, the Consulting and Noncompetition Agreements executed by Vulpis with each of Curbside Leasing, Inc. and WSI Holding Corp. and any other agreements related thereto (collectively, the "Vulpis Agreements") the Purchasers shall pay to Sellers that dollar amount of EESI Stock equal to 50% of the dollar amount paid to Vulpis and/or his affiliated entities, which is less than $3,321,310, based upon a per share value of $12.15. Payments made to Vulpis shall include the proceeds of any amounts drawn under the letter of credit in the amount of $2,641,310 obtained by Purchasers to provide for payment to Vulpis under the Vulpis Agreements in accordance with the Conditional Permission (the "Letter of Credit"). By way of illustration, if Vulpis and/or his affiliated entities is paid $2,000,000 in full settlement of his claim, Seller shall be paid 54,374 shares of ESSI common stock."

                    (d) (i) Section 1.4(b)(i) is hereby amended by deleting the phrase "Twelve Million ($12,000,000) Dollars" therefrom and substituting the new phrase "Nine Million Five Hundred Forty Thousand ($9,540,000) Dollars" therefor.

                    (d) (ii) Section 1.4(b)(ii) is hereby amended and restated in its entirety to read as follows:

                        "(ii) The closing price for EESI common stock used to
               calculated the remaining balance of Dollar Value of the Purchase Price shall be $12.15."

          1.3  Section 1.5 of the Agreement is hereby amended as follows:

               (a) Section 1.5(i) of the Agreement is hereby amended and restated in its entirety to read as follows: "(i) All accounts receivable of Waste, NY Waste, and KC Waste arising out of the Business on or after May 1, 1997 (including, without limitation, all receivables billed for services which were not rendered as of May 1,
          1997) shall be conveyed to EESI New York and accounts receivable of LI Waste arising out of the Business on or after May 1, 1997 shall be conveyed to EESI LI

          (including, without limitation, all receivables billed for services which were not rendered as of May 1, 1997)."

               (b) Section 1.5(j) of the Agreement is hereby amended and restated in its entirety to read as follows: "All accounts receivable of Curbside arising out of the Business on or after May 1, 1997 (including, without limitation, all receivables billed for services which were not rendered as of May 1, 1997) shall be conveyed to EESI Container."

               (c) Section 1.5(q) of the Agreement is hereby amended and restated in its entirety to read as follows: "(q) All of the interest of Waste Services, NY Waste and KC Waste in all tangible and intangible property, including without limitation, prepaid expenses and all cash generated by Waste Services, New York Waste and KC Waste on or after May 1, 1997 shall be conveyed to EESI New York; all of the interest of LI Waste in all tangible and intangible property, including without limitation, prepaid expenses and all cash generated by LI Waste on or after May 1, 1997 shall be conveyed to EESI LI; and all of the interest of Curbside in all tangible and intangible property, including without limitation, prepaid expenses and all cash generated by Curbside on or after May 1, 1997 shall be conveyed to EESI Container."

          1.4 Section 1.6 is hereby amended and restated in its entirety to read as follows:

               Section 1.6  Excluded Assets.  "The parties agree that the only
                            ---------------
          tangible and intangible property owned by the Companies and not being sold to Purchasers are accounts receivable created prior to May 1, 1997, the cash on hand of the Companies generated prior to May 1, 1997, and the corporate records of the Companies other than the records set forth in Section 1.5(s) above and in Schedule 1.6 ("Excluded Assets")."

          1.5  Section 1.7 of the Agreement is hereby amended as follows:

               (a) "Clause (iii) of Section 1.7 is hereby amended and restated in its entirety to read as follows: 'the accounts payable of the Companies on and after May 1, 1997 which were in incurred in the ordinary course of business as historically operated;".

               (b) Clause (vii) of Section 1.7 is hereby amended and restated in its entirety to read as follows: "and (vii) accrued expenses, accrued interest and accrued unpaid vacation accrued on or after May 1, 1997 which were in incurred in the ordinary course of business as historically operated"

          1.6 Section 1.8 of the Agreement is hereby amended by adding the following new clause (j) thereto: "and (j) expenses, accounts payable, interest and unpaid salary and/or vacation accrued after May 1, 1997 and before the date of the Closing under this Agreement".

          1.7  Section 1.9 of the Agreement is hereby amended as follows:

               (a) Subsection 1.9(b) is deleted therefrom and the phrase "Intentionally Omitted" is substituted therefor.

               (b) Subsections 1.9(c), (d) and (e) of the Agreement are hereby amended by deleting the phrase, "April 30, 1997" therefrom and substituting the phrase "June 30, 1997" therefor.

          1.8  Article II of the Agreement is hereby amended as follows:

               (a) Section 2.8 is hereby amended by deleting subsections (b) and
          (c) therefrom and substituting in each case the phrase "Intentionally Omitted".

               (b) Article II is hereby further amended by adding the following new Section 2.20 thereto:

               "2.20  Notices and Customer Register.  Sellers have sent the
                      -----------------------------
          "Notice of Reduction and Carting Rates" to all its customers as required by the Trade Waste Commission. Sellers have prepared a computerized customer register which conforms to the Trade Waste Commission requirements."

          1.9  Article IV is hereby as amended as follows:

               (c) Section 4.1 is hereby amended by adding the following new subsections (d) and (e) thereto:

               "(d) Sellers agree that prior to July 12, 1998, they shall not sell, trade, or otherwise dispose of Restricted EESI Stock in an open market or brokered sales transaction, whether or not they would otherwise be able to legally enter into such a transaction, provided however, that Sellers may enter into a private placement transaction with respect to the Restricted Stock at any time."

               "(e) Sellers agree that, with respect to an underwritten public offering for the sale of EESI Stock pursuant to an effective registration statement which occurs after the Closing Date, they will enter into a "lock-up" agreement which would prohibit them from selling any Restricted Stock for a period of 90 days commencing on the date such registration statement becomes effective, if such a "lock-up" agreement is requested by the underwriter of such public offering."

               (e) Article IV is hereby further amended by adding the following new subsections 4.8 and 4.9 thereto:

                   "4.8 Trade Waste Regulations. Sellers shall deliver to the
                        -----------------------
               Trade Waste Commission by May 8, 1997, if the Closing has not occurred prior to such date, a letter certifying that it has sent to customers the notice referred to in Section 2.20."

                   "4.9  Cash. Sellers shall not distribute any cash of the
                         ----
               Company resulting from receivables generated on or after May 1, 1997 by the Company on or after May 1, 1997 for any purpose whatsoever without the prior written consent of the Purchaser."

          1.10 Article V is hereby amended as follows:

               (a) Section 5.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                   "Section 5.1 Payment of Expenses. EESI will pay all expenses
                                -------------------
               incurred by Purchasers in connection with the negotiation, execution and performance of this Agreement. At the Closing, EESI will also pay the accounting fees for the audits to be delivered by the Companies as set forth in Section 4.7, any accounting fees incurred in connection with the preparation of audited financial statements for the twelve month period ended December 31, 1994 and December 31, 1995, respectively, and will also pay up to $62,500 of the legal fees incurred by Sellers in connection with the negotiation, execution and performance of this Agreement."

               (b) Section 5.2 of the Agreement is hereby amended as follows:

                         (i)  The following new sentence is hereby added to
               Section 5.2(a): "Notwithstanding anything in this Agreement to the contrary, EESI shall not be obligated to file a registration statement with respect to the Restricted Stock if at such time it would otherwise be obligated to file a registration statement hereunder, the Sellers may sell the Restricted Stock without volume limitations under Rule 144."

                         (ii) Section 5.2(e) of the Agreement is hereby deleted
               in its entirety from Article V.

          1.11 Section 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

               (c) "5.5  Union Contracts.  After the Closing Date Purchaser
                         ---------------
          shall enter into a union contract which is substantially similar to the union contracts listed on Schedule 2.3."

               (d) The following new Section 5.6 is hereby added to Article V:

                   "5.6  Accounts Receivable.  Purchaser shall for a period of
                         -------------------
          ninety (90) days after the Closing Date (the "Collection Period") collect on behalf of Sellers any accounts receivable generated by the Business prior to May 1, 1997, it being understood that the Purchaser shall have no liability with any such account receivable which is not collected. Any payments in respect of such accounts receivables which the Purchaser collects during the Collection Period and which are not identified or reconciled to a specific account receivable generated by the Business after May 1, 1997 shall be remitted to William Leone, as agent for the Sellers, on a weekly basis for the first month and thereafter on a bi-monthly basis together with a payment application statement generated in the ordinary course of business. After the expiration of the Collection Period, Sellers shall collect the accounts receivable generated by the Business prior to May 1, 1997 and Purchaser shall have no further obligation to collect such account receivables."

                   (e) The following new Section 5.7 is hereby added to Article
          V:

                   "5.7  Closing Adjustments.
                         -------------------

                         (a) On the Closing Date, the Sellers and Purchasers will account to each other with respect to the expenses of the Business which accrued and the revenues of the Business which were generated on and after May 1, 1997 through the Closing Date. To the extent Seller paid any expenses related to the Business generated in the ordinary course of business on a historical basis on or after May 1, 1997 from funds which were not generated by the Business through the rendering of services on or after May 1, 1997 (such expenses being "Sellers' Expense"), Purchasers shall pay in cash to Sellers at Closing a dollar amount equal to the Sellers' Expense.

                         (b) As of May 1, 1997, based upon the Company Debt set
               forth in Schedule 1.4 hereto and assuming a Closing Date on or prior to May 15, 1997, the holders of Company Debt shall receive an amount of

               $6,176,690 in cash and EESI Stock. For purposes of Section 1.4(b)(ii), the Closing Price for EESI common stock shall be $12.15, notwithstanding anything in the Agreement to the contrary. Therefore, according to Section 1.4(b), Sellers shall receive 1,159,982 shares of EESI Stock on the Closing Date based on 1,060,000 of EESI Stock issued under Section 1.4(b)(i), 321,152 of EESI Stock issued under Section 1.4(b)(ii) less the Withheld Stock and the TWC Withheld Stock. If the dollar amount of Company Debt on the Closing Date is less than the amount of Company Debt set forth in Schedule 1.4 due to amortization of principal due to payments made during April, 1997, Purchasers shall deliver to the Sellers on the Closing Date additional shares of EESI Stock equal to the dollar amount of the difference between the Company Debt listed in Schedule 1.4 and the Company Debt on April 30, 1997. The EESI common stock delivered to the Sellers under this Section 5.7(b) shall be valued at a per share value equal to $12.15."

               (a)  The following new Section 5.8 is hereby added to Article V:

                    "5.8 Delivery of EESI Stock.  Five business days after (i)
                         ----------------------
               Sellers have delivered to Purchasers termination and release agreements for the parties listed below, and UCC-3 termination statements in respect of all UCC-1 financing statements which have been filed in respect of the Assets and (ii) all items (other than items 4, 7 and 12) in the Conditional Permission have been satisfied, Purchasers shall deliver to the Companies, as applicable, the EESI Stock in accordance with Section 1.3 and 1.4.

                    (a) Dawn Carting Corp., Margaret Sindone, Gerard T. Sindone, John J. Sindone, Rita Franco, Thomas Sindone, John J. Sindone, Jr.

                    (b)  U.S. Marshall

                    (c)  Midlantic Bank

                    (d)  ComQuip

                    (e)  GE Capital

                    (f)  Bank of New York

                    (g)  J. Maggio Pension

                    (h)  Grandi Carting Corp.

                    (j)  D&R Carting Corp."

          1.12 The following new Section 5.9 is hereby added to Article V:

               "5.9  Letter of Credit - Posting of Bond.
                     ----------------------------------

               (a) Purchasers agree that they will obtain a standby letter of credit in the amount of $2,641,310 from a recognized financial institution which shall provide for payment to Vulpis pursuant to the Vulpis Agreements if such payment is to be made pursuant to a final, unappealable order of a court of competent jurisdiction or pursuant to a settlement agreement among the parties to the Vulpis Agreements.

               (b) Purchasers agree to pay for the cost of the bond in the amount of $75,000 on behalf of Waste as required in the Conditional Permission referred to in Section 5.8 above.

          1.13 The following Section 5.10 is hereby added to Article V:

               "5.10 Post-Closing Cooperation.  The parties hereto agree that
                     ------------------------
     pursuant to the Conditional Permission, EESI Stock in an amount equal to the Dollar Value of the Purchase Price shall not be paid to the Sellers until the satisfaction of the conditions set forth in the Conditional Permission. The Purchasers acknowledge and agree that the Assets, and all benefits thereunder, on the Closing Date, shall be transferred and assigned to the Purchasers, but the EESI Stock in the amount of the Dollar Value of the Purchase Price shall not be delivered to the Sellers on the Closing Date solely due to the regulatory restrictions required by TWC. The
          ------
     parties agree that the Sellers are entitled to receive EESI Stock in he amount of the Dollar Value of the Purchase Price. Accordingly, the Purchasers and the Sellers agree to fully cooperate and to use all commercially reasonable efforts to satisfy the conditions set forth in the Conditional Permission or to have such conditions waived by TWC.

          1.14 Section 7.4 of the Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted"is substituted therefor.

          1.15 Section 8.1 of the Agreement is hereby amended by adding the following new clauses "(e)", "(f)", "(g)" and "(h)" to the end of the first sentence thereof:

               "(e) any obligation of any Seller to pay any amounts owed to the Town of Hempstead, New York, for landfill, dumping, or any other fees related to any of the foregoing which are not disclosed in the Schedules to this Agreement (the indemnification in this clause (e) being the "Landfill Indemnity"), (f) any liability, environmental or otherwise, arising in connection with the Kin-Buc Landfill Superfund Site in Edison, New Jersey, notwithstanding the disclosure of such liability or potential liability on Schedules 2.13(b) and (c) to the Agreement (the indemnification in this clause (f) being the "Kin-Buc Indemnity"), (g) any misrepresentation with respect to, any imposition upon, claim against or payment by the Purchasers of any liability or obligation of the Companies relating to, arising in connection with or from, or as a result of, the Vulpis Agreements and Consulting Agreement (the indemnification in this clause (g) being the "Vulpis Indemnity"), and (h) any misrepresentation with respect to, any imposition upon, claim against or payment by the Purchasers of any liability or obligation of the Companies relating to, or arising in connection with or from, the Bivona Agreements (the indemnification in this clause (h) being the "Bivona Indemnity"))."

          1.16 Section 8.1 of the Agreement is hereby further amended by inserting in the last sentence thereof after the phrase "Section 8.1" the following new phrase "(other than the Landfill Indemnity, the Kin-Buc Indemnity, the Vulpis Indemnity or the Bivona Indemnity)".

          1.17 Section 8.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "Section 8.6  Limitation of Liability.  Notwithstanding anything
                             -----------------------
          else to the contrary contained herein, neither the Purchasers nor any other party entitled to indemnification pursuant to Section 8.1 hereof, shall be entitled to assert any claim for indemnification contained in Section 8.1 (other than the Landfill Indemnity, the Kin-Buc Indemnity, the Vulpis Indemnity or the Bivona Indemnity) unless and until such time as claims of indemnification thereunder, exceed ("Basket") (i) One Hundred ($100) Dollars in the aggregate, for claims made regarding the falsity of any representation or warranty of Sellers made under Section 2.8(b); (ii) Two Hundred Thousand ($200,000) Dollars, in the aggregate, for all other claims, provided however, that neither the Landfill Indemnity, the Kin-Buc Indemnity, the Vulpis Indemnity or the Bivona Indemnity shall be subject to the Basket and shall in each case be reimbursable from the first dollar of monies expended by or loss incurred by, the Purchasers. Except in the case of the Landfill Indemnity, Kin-Buc Indemnity, the Vulpis Indemnity and the Bivona Indemnity, Purchasers shall only be entitled to assert claims for indemnification that exceed the applicable Basket; it being understood and agreed that the applicable Basket amount shall be excluded from the indemnification contained in Section 8.1 and shall be borne 100% by the Purchasers and the parties entitled to be indemnified thereunder so that the Sellers, as applicable, shall have no liability with respect thereto. In addition, notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section 8.1 shall be limited to an aggregate of seventy-five (75%) percent of the value of the EESI Stock delivered to Companies, as valued under Section 1.3 at closing, as adjusted under Section 1.4."

          1.18 The third sentence of Section 9.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

                    (a) "Purchasers will have fourteen (14) days from that date on which the Purchasers have received written approval from the Trade Waste Commission for the Purchasers to close the transactions contemplated by this Agreement (the "Approval Date") to review any new or revised Schedule delivered to Purchasers on or prior to the Approval Date and terminate the Agreement by sending written notice to the Company if Purchasers are not satisfied with any material matter revealed by any such new or revised Schedule."

          1.19 The following new Exhibit A, Schedules 1.4, 1.6, 2.7, 2.13(c), 1.12(b) and 7.3 attached hereto are hereby substituted for Exhibit A, Schedules 1.4, 1.6, 1.12(b), 2.7, 2.13(c) and 7.3 to the Agreement.

                          ARTICLE II.  MISCELLANEOUS.

          2.1 All references in the Agreement to "this Agreement" or like terms shall mean and be a reference to the Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

          2.2 Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          2.3  This Amendment hereby incorporates, includes and is subject to
Article IX of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                         PURCHASERS

                         EASTERN ENVIRONMENTAL
                         SERVICES, INC.

                         By: /s/ Robert Kramer
                            --------------------------------
                            Name:  Robert M. Kramer
                            Title: Vice President


                         EASTERN WASTE OF L.I., INC.


                         By: /s/ Robert Kramer
                            ---------------------------------
                            Name:  Robert M. Kramer
                            Title: Vice President


                         EASTERN WASTE OF
                         NEW YORK, INC.


                         By: /s/ Robert Kramer
                            ----------------------------------
                            Name:  Robert M. Kramer
                            Title: Vice President


                         EASTERN CONTAINER CORPORATION


                         By: /s/ Robert Kramer
                            ------------------------------------
                            Name:  Robert M. Kramer
                            Title: Vice President

                         COMPANIES


                         KC WASTE SERVICES, INC.


                         By: /s/ William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President

                         CURBSIDE LEASING, INC.


                         By: /s/ William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President


                         WASTE SERVICES, INC.


                         By: /s/William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President


                         N.Y. WASTE SERVICES, INC.


                         By:  William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President


                         L.I. WASTE SERVICES, INC.


                         By:  William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President

                         SHAREHOLDERS

                         WSI HOLDING CORPORATION
                         By: /s/ William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President

                         WSI REALTY, INC.

                         By: /s/ William F. Leone
                            ------------------------------------
                            Name:  William F. Leone
                            Title:   President

                         /s/ William F. Leone
                         ---------------------------------------
                         William F. Leone

                         /s/ John D. Leone
                         ---------------------------------------
                         John D. Leone

                         /s/ Joseph G. Leone
                         -------------------------------------
                         Joseph G. Leone


                         /s/ Richard A. Leone
                         -------------------------------------
                         Richard A. Leone


                         /s/ Janet A. Ruddy
                         -------------------------------------
                         Janet A. Ruddy


                         /s/ Paul M. Leone
                         -------------------------------------
                         Paul M. Leone

     AS TO THE OBLIGATIONS OF ESCROW AGENT IN SECTION 1.3(b) OF THE AGREEMENT
     ONLY

                         ROBERT M. KRAMER & ASSOCIATES, P.C.


                         By: /s/  Robert Kramer
                             ---------------------------------
                              Robert M. Kramer